                                                                    EXHIBIT 10.7

                                                               EXECUTION VERSION

================================================================================

                             CONTRIBUTION AGREEMENT

                                  by and among

                           HOLLY ENERGY PARTNERS, L.P.

                                       and

                     HOLLY ENERGY PARTNERS - OPERATING, L.P.

                             as Transferee Parties,

                                       and

                               T & R ASSETS, INC.

                            FIN-TEX PIPE LINE COMPANY

                             ALON USA REFINING, INC.

                                 as Transferors,

                                       and

                            ALON PIPELINE ASSETS, LLC

                          ALON PIPELINE LOGISTICS, LLC

                                 ALON USA, INC.

                                       and

                                  ALON USA, LP

                          Dated as of January 25, 2005

================================================================================

                                TABLE OF CONTENTS

                                                                                  Page
                                    ARTICLE I
                        TRANSFER OF ASSETS, ASSUMPTION OF
                     LIABILITIES AND AGGREGATE CONSIDERATION

1.1     Contribution of Property and Assets.....................................    2
1.2     Excluded Assets.........................................................    5
1.3     Assumed Liabilities; Retained Liabilities...............................    6
1.4     Contribution to Newco 2.................................................    8
1.5     Contribution to Transferee..............................................    8
1.6     Contributions to HEP Opco and Conversion of Newco 1.....................    8
1.7     Consideration...........................................................    9
1.8     Contribution to Partnership.............................................    9

                                   ARTICLE II
                                     CLOSING

2.1     Closing.................................................................   10
2.2     Deliveries by the Alon Parties..........................................   10
2.3     Deliveries by Transferee................................................   12
2.4     Casualty and Condemnation...............................................   12
2.5     Prorations..............................................................   14
2.6     Closing Costs; Transfer Taxes and Fees..................................   15

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR PARTIES

3.1     Organization............................................................   15
3.2     Authorization...........................................................   16
3.3     No Conflicts or Violations; No Consents or Approvals Required...........   16
3.4     Compliance With Laws and Permits........................................   17
3.5     Absence of Litigation...................................................   17
3.6     Operating Statements; Absence of Changes................................   17
3.7     Title to Contributed Assets.............................................   18
3.8     Newco 1 and Newco 2.....................................................   19
3.9     Contracts...............................................................   20
3.10    Prohibited Persons Transactions.........................................   20
3.11    Intellectual Property...................................................   21
3.12    Software Products.......................................................   21
3.13    Taxes...................................................................   21
3.14    Sufficiency and  Condition of Assets; Entire Operations.................   22

                                   i

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

3.15    Collective Bargaining Agreements; Labor Relations.......................   22
3.16    Employees; Employee Benefit Matters.....................................   22
3.17    Performance Of Pipelines; Performance of Terminals......................   23
3.18    Insurance...............................................................   24
3.19    Status of Transferor Parties............................................   24
3.20    Environmental Matters...................................................   24
3.21    Brokers and Finders.....................................................   25
3.22    Representations Relating to the Class B Units...........................   25
3.23    WAIVERS AND DISCLAIMERS.................................................   25

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

4.1     Organization............................................................   27
4.2     Authorization...........................................................   27
4.3     No Violations; No Consents or Approvals Required........................   27
4.4     Absence of Litigation...................................................   28
4.5     Validity of Class B Units...............................................   28
4.6     Transferee Public Documents.............................................   28
4.7     Brokers and Finders.....................................................   29

                                    ARTICLE V
                                    COVENANTS

5.1     Conduct of the Operations...............................................   29
5.2     Access..................................................................   30
5.3     Supplemental Operating Statements.......................................   30
5.4     Notification............................................................   31
5.5     Injunctions.............................................................   31
5.6     Payments Received.......................................................   31
5.7     Rights..................................................................   31
5.8     Insurance...............................................................   33
5.9     Cooperation.............................................................   33
5.10    Additional Agreements...................................................   33
5.11    HSR Matters.............................................................   34
5.12    Access to Financial Information.........................................   34
5.13    Bank Consents...........................................................   34

                                   ARTICLE VI
                               EMPLOYMENT MATTERS

6.1     Offers of Employment....................................................   35
6.2     Transferors' Employee Liabilities.......................................   36

                                       ii

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

7.1     Conditions to Each Party's Obligation to Close..........................   36
7.2     Conditions to Transferee's Obligation to Close..........................   37
7.3     Conditions to the Alon Parties' and Newco 1's Obligation to Close.......   38

                                  ARTICLE VIII
                                   TERMINATION

8.1     Termination.............................................................   39
8.2     Effect of Termination...................................................   39

                                   ARTICLE IX
                                 INDEMNIFICATION

9.1     Obligations to Indemnify................................................   40
9.2     Third Party Claims......................................................   41
9.3     Direct Claims...........................................................   43
9.4     Dispute Resolution - Indemnification....................................   44
9.5     Limits of Liability.....................................................   46
9.6     Survival of Covenants, Representations and Warranties...................   47
9.7     Exclusive Remedy........................................................   47
9.8     Payments................................................................   48
9.9     Administration of Indemnity Claims......................................   48

                                    ARTICLE X
                          INTERPRETATION; DEFINED TERMS

10.1    Interpretation..........................................................   48
10.2    References, Gender, Number..............................................   49
10.3    Defined Terms...........................................................   49

                                   ARTICLE XI
                              ADDITIONAL AGREEMENTS

11.1    Access to Information...................................................   62
11.2    Public Announcements....................................................   62
11.3    Confidentiality.........................................................   62
11.4    Notice of Certain Events................................................   63
11.5    Further Assurances......................................................   63
11.6    Post-Closing Tax Covenants..............................................   63

                                      iii

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1    Expenses................................................................   64
12.2    Notices.................................................................   64
12.3    Entire Agreement; Amendment; Waiver.....................................   65
12.4    Severability............................................................   66
12.5    Parties in Interest.....................................................   66
12.6    Governing Law...........................................................   66
12.7    Assignment to Lenders; Assignment of Agreement to Subsidiary............   66
12.8    No Waiver Relating to Claims for Fraud..................................   67
12.9    Dispute Resolution - General............................................   68
12.10   Captions    69
12.11   Counterparts............................................................   69
12.12   Director and Officer Liability..........................................   69
12.13   Specific Performance....................................................   70

EXHIBITS:

Exhibit A         -     Special Warranty Deed
Exhibit B         -     Pipeline Conveyance
Exhibit C         -     Bills of Sale
Exhibit D         -     Pipelines and Terminals Agreement
Exhibit E         -     Environmental Agreement
Exhibit F         -     Right of First Offer Agreement
Exhibit G         -     Assignment and Assumption Agreement
Exhibit H         -     Services Agreement

Exhibit I         -     Subordination, Non-Disturbance and Attornment Agreement
Exhibit J         -     Class B Amendment
Exhibit K         -     Mortgage and Deed of Trust
Exhibit L         -     Consent Agreement

ANNEXES:

Annex A-1         -     Pipelines
Annex A-2         -     Pipeline Maps
Annex A-3         -     Pipeline Fee Land
Annex A-4         -     Pipeline Leases
Annex A-5         -     Pipeline Easements

Annex B-1         -     Terminals
Annex B-2         -     Terminal Fee Land
Annex B-3         -     Terminal Leases

                                       iv

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

SCHEDULES:

Schedule 7.2(a)   -     Transferee Governmental Consents
Schedule 7.2(e)   -     Transferee Third Party Consents
Schedule 7.3(a)   -     Alon Governmental Consents
Schedule 7.3(e)   -     Alon Third Party Consents

                                        v

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

                             CONTRIBUTION AGREEMENT

      THIS CONTRIBUTION AGREEMENT (this "Agreement") dated as of January 25, 2005, is made and entered into by and among Holly Energy Partners, L.P., a Delaware limited partnership ("Transferee"), Holly Energy Partners - Operating, L.P., a Delaware limited partnership and a wholly-owned subsidiary of Transferee ("HEP Opco" and, together with Transferee, the "Transferee Parties"), T&R Assets, Inc., a Texas corporation ("T&R"), Fin-Tex Pipe Line Company, a Texas corporation ("Fin-Tex"), Alon USA Refining, Inc., a Delaware corporation ("Alon Refining", and together with T&R and Fin-Tex, collectively, the "Transferors", and each individually, a "Transferor"), Alon Pipeline Assets, LLC, a Texas limited liability company ("Newco 1"), Alon Pipeline Logistics, LLC, a Delaware limited liability company ("Newco 2", and together with the Transferors, the "Transferor Parties"), Alon USA, Inc., a Delaware corporation and the parent of the Transferors ("Alon USA"), and Alon USA, LP, a Texas limited partnership ("Alon LP", and together with the Transferor Parties and Alon USA, the "Alon Parties").

      WHEREAS, for the purpose of effecting the transactions contemplated by this Agreement, the Transferors have formed Newco 1 and collectively directly own all of the issued and outstanding equity interest therein (the "Newco 1 Equity Interests").

      WHEREAS, for the purpose of effecting the transactions contemplated by this Agreement, the Transferors have formed Newco 2 and collectively directly own all of the issued and outstanding equity interest therein (the "Newco 2 Equity Interests").

      WHEREAS, the Transferors wish to contribute to Newco 1, and Newco 1 wishes to acquire from the Transferors (a) certain refined petroleum products pipelines, (b) certain refined petroleum products terminals, and (c) certain other specified rights and assets used primarily in connection with the ownership and operation of the Pipelines (as defined herein) and the Terminals (as defined herein), all on the terms and conditions of this Agreement.

      WHEREAS, in connection with such contribution and acquisition Newco 1 shall assume certain liabilities and obligations of the Transferors as more fully described herein, all on the terms and conditions of this Agreement.

      WHEREAS, the Transferors wish to contribute to Newco 2 all of the Newco 1 Equity Interests; and

      WHEREAS, Newco 2 wishes to contribute to Transferee, and Transferee wishes to acquire from Newco 2, all of the Newco 1 Equity Interests.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                       1
                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

                                    ARTICLE I
                        TRANSFER OF ASSETS, ASSUMPTION OF
                     LIABILITIES AND AGGREGATE CONSIDERATION

      1.1 CONTRIBUTION OF PROPERTY AND ASSETS. On the terms and subject to the conditions set forth in this Agreement, at the Closing each Transferor shall contribute, transfer, assign and deliver to Newco 1, as a capital contribution, all of such Transferor's right, title and interest in and to the properties and assets (other than the Excluded Assets) used primarily in connection with the ownership and operation of the Pipelines and the Terminals (collectively, the "Operations") (all of such assets, properties and rights are collectively referred to as the "Contributed Assets"), including the following:

            (a) All of the assets, properties and rights, whether real, personal or mixed, which are owned or held for use by such Transferor primarily in connection with the ownership or operation of the refined petroleum product pipelines described in Annex A-1 (the "Pipelines") and the maps depicted in Annex A-2, including the following (collectively, the "Pipeline Assets"):

                  (i) The parcels of fee simple real property described in Annex A-3 (collectively, the "Pipeline Fee Land");

                  (ii) The lessee's interest in the leases described in Annex A-4 (collectively, the "Pipeline Leases"), together with all the leasehold estate described in the Pipeline Leases;

                  (iii) All easements, rights-of-way, property use agreements, line rights and real property licenses and permits (including rights-of-way permits from railroads and road crossing permits or other rights-of-way permits from Governmental Entities) relating to the real property described in clauses
(i) and (ii) above, including those described in Annex A-5 (the "Pipeline Easements"); and

                  (iv) All buildings, structures, fixtures, facilities, improvements and appurtenances to the real property described in clauses (i),
(ii) and (iii) above (collectively, the "Pipeline Improvements"). The Pipeline Improvements shall be treated as real property for all purposes of this Agreement.

            (b) All of the properties and assets, whether real, personal or mixed, which are owned or held for use by such Transferor primarily in connection with the ownership or operation of those certain refined petroleum product terminals described in Annex B-1 (the "Terminals"), including the following (collectively, the "Terminal Assets"):

                  (i) The parcels of fee simple real property described in Annex B-2 (collectively, the "Terminal Fee Land");

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

                  (ii) The lessee's interest in the leases described in Annex B-3 (collectively, the "Terminal Leases") together with all the leasehold estate described in the Terminal Leases;

                  (iii) All easements, rights-of-way, property use agreements, line rights and real property licenses and permits (including rights-of-way permits from railroads and road crossing permits or other rights-of-way permits from Governmental Entities) relating to the real property described in clauses
(i) and (ii) above, including those described in Annex B-2 or Annex B-3 (the "Terminal Easements"); and

                  (iv) All buildings, structures, fixtures, facilities, improvements and appurtenances to the real property described in clauses (i),
(ii) and (iii) above (collectively, the "Terminal Improvements"). The Terminal Improvements shall be treated as real property for all purposes of this Agreement.

            (c) To the extent the same do not constitute Pipeline Improvements or Terminal Improvements, all fittings, cathodic protection ground beds, rectifiers, other cathodic or electric protection devices, machinery, engines, pipes, pipelines, valves, valve boxes, connections, gates, scraper trap extenders, telecommunication facilities and equipment (including microwave and other transmission towers), lines, wires, computer hardware, fixed or mobile machinery and equipment, vehicle refueling tanks, pumps, heating and non-pipeline pumping stations, fittings, tools, furniture and metering equipment (collectively, the "Equipment") that (i) are not by their nature consumed in the ordinary course of business such that they constitute Supplies (as defined in Section 1.1(e) below), (ii) are used, owned or leased by such Transferor as of the Closing Date, (iii) are used in connection with the Operations, and (iv) in the ordinary course of the Operations either (A) are permanently located on the Real Property for use primarily in connection with the ownership and operation of the Pipeline and Terminal Assets or the conduct of the Operations, or (B) have historically been part of such Transferor's centralized or regional maintenance operations for the Pipeline and Terminal Assets and have been allocated by such Transferor to such assets for purposes of their divestiture. All such items of Equipment (other than furnishings or office equipment) having a net book value of $10,000 or more as of the close of the most recent fiscal quarter ended at least one month prior to the date of this Agreement are identified on Transferor Disclosure Schedule 1.1(c).

            (d)   All Rolling Stock listed on Transferor Disclosure Schedule
1.1(d).

            (e) All inventories of spare parts intended to be consumed in the ordinary course of the ownership and operation of the Pipeline and Terminal Assets or the conduct of the Operations, maintenance, shop and office supplies, and other similar items of tangible personal property on hand as of the Closing and intended to be consumed in the ordinary course of the ownership and operation of the Pipeline and Terminal Assets or the conduct of the Operations, as well as chemicals or drag reducing agents, if any, on hand (the "Supplies").

            (f) To the extent assignable, all permits, licenses, certificates, authorizations, registrations, Orders, waivers, variances, exemptions, franchises and approvals granted by any

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

Governmental Entity to such Transferor or its respective predecessors in interest in connection with the Operations, including those set forth in Seller Disclosure Schedule 1.1(f).

            (g) Such records and documents relating to the ownership, condition or operation of the Pipeline and Terminal Assets as the parties may determine pursuant to Section 2.6(c) to be a part of the Pipeline and Terminal Assets (the "Records"); provided, however, that such Transferor shall be entitled to retain a copy of any Records and that the Records shall not include any records or documents that are covered by the attorney-client privilege or work product doctrine.

            (h) Subject to Section 5.7, all rights under (i) Contracts and other legally binding rights and obligations of such Transferor relating primarily to the conduct of the Operations and set forth in Transferor Disclosure Schedule 1.1(h) and (ii) Contracts relating primarily to the conduct of the Operations and entered into by such Transferor after the date of this Agreement in the ordinary course of business and in accordance with the terms and conditions of this Agreement, but excluding those Contracts constituting Leases or Easements (collectively, the "Assumed Contracts").

            (i) The trademarks, trademark applications, trademark registrations, trade names and service marks described in Transferor Disclosure
Schedule 1.1(i), together with the goodwill associated therewith and all rights deriving therefrom (collectively, the "Trademarks").

            (j) The registered copyrights or unregistered copyrights and all rights deriving therefrom described in Transferor Disclosure Schedule 1.1(j) (collectively, the "Copyrights").

            (k) The patents, patent applications and other patent rights described in Transferor Disclosure Schedule 1.1(k) (collectively, the "Patents").

            (l) The software (other than standard off-the-shelf software), unpatented formulas, know-how, inventions, discoveries, trade secrets, improvements, web sites, domain names and other technology described in Transferor Disclosure Schedule 1.1(l) and all rights deriving therefrom (together with the Trademarks, Copyrights and Patents, the "Intellectual Property").

            (m)   All goodwill related to the Operations, if any.

            (n) All rights under manufacturers' and vendors' warranties relating to items included in the Operations and all rights against third parties relating to items included in the Operations.

            (o) Any and all other rights, titles and interests of such Transferor in any and all other properties and assets (whether real, personal or mixed, tangible or intangible), used or held for use primarily in connection with the Operations.

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

      1.2 EXCLUDED ASSETS. Notwithstanding anything to the contrary contained in this Agreement, each Transferor shall retain all of its right, title and interest in and to, and there shall be excluded from the contribution, transfer, assignment and delivery of the Contributed Assets to Newco 1 hereunder, the following assets and properties (collectively, the "Excluded Assets"):

            (a)   All rights under this Agreement and the Ancillary Documents.

            (b) All cash, accounts receivable, pre-paid expenses, bank accounts, cash equivalents and other similar types of investments, certificates of deposit, U.S. Treasury bills and other marketable securities.

            (c) (i) The names or marks "Alon," "Alon USA," "Fina," and any variations or derivations thereof, and (ii) any logo, service mark, copyright, trade name or trademark of or associated with such Transferor or any of its affiliates, not used or held for use primarily in connection with the Operations.

            (d) Tangible personal property located at the Real Property that is (i) owned (or leased from third parties) by contractors or service providers doing work or providing services at the Real Property or (ii) owned (or leased from third parties) by employees of such Transferor.

            (e) Improvements, fixtures, equipment and tangible personal property located on any easement, right-of-way, lease, license or similar land use right which encumbers the Real Property insofar as such improvements, fixtures, equipment and tangible personal property are owned (or leased from third parties) by the holder of such easement, right-of-way, lease, license or similar land use right which encumbers the Real Property.

            (f) Improvements, fixtures and items of equipment and tangible personal property located on the Real Property insofar as such improvements, fixtures, equipment and tangible personal property are owned (or leased from third parties) by such Transferor or any affiliate thereof and are not used or held for use primarily in connection with the Operations, including such of the foregoing as are described in Transferor Disclosure Schedule 1.2(f).

            (g) All crude oil, refined petroleum products or other petroleum or petrochemical products.

            (h) Any refund, rebate, credit or similar claim for Taxes paid by such Transferor, whether known or unknown on the Closing Date, relating to the Operations for any period or portion thereof ending prior to the Closing Date.

            (i) Any refund, rebate, credit or similar claim relating to an Excluded Asset or Retained Liability, whether known or unknown on the Closing Date.

            (j) All claims, causes of action, choses in action, rights of recovery and rights of set off of any kind against any person arising out of or relating to (i) the Operations for any period or portion thereof ending prior to the Closing Date, (ii) any Excluded Asset, or (iii) any

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

Retained Liability; provided that to the extent that any of the foregoing arise out of or relate to an Assumed Liability and are not otherwise expressly identified as an Excluded Asset in this Section 1.2 (including in any Transferor Disclosure Schedule relating to this Section 1.2), such shall not be an Excluded Asset but shall rather be part of the Contributed Assets.

            (k) Subject to Section 2.4 and Section 5.8, all rights under (i) the insurance policies of such Transferor (including all claims and other rights thereunder or relating thereto with respect to the Contributed Assets and the Excluded Assets) and (ii) any premium returns or refunds or other amounts associated with any tail policy, COBRA policy or other policy (whether in existence on the date of this Agreement or hereafter purchased by such Transferor) relating to the provision of COBRA benefits or other benefits to the employees of such Transferor (or any subgroup thereof).

            (l) Any other properties and assets (real, personal, mixed, tangible or intangible) which are described in Transferor Disclosure Schedule 1.2(l).

      1.3 ASSUMED LIABILITIES; RETAINED LIABILITIES.

            (a) Assumed Liabilities. Subject to Section 1.3(b) and Section 2.5, at the Closing, each Transferor shall assign to Newco 1 and Newco 1 shall assume and thereafter pay, perform and discharge when due the following liabilities, obligations and commitments of such Transferor (collectively, the "Assumed Liabilities"):

                  (i) all liabilities, obligations and commitments of such Transferor accruing with respect to periods commencing on and after the Effective Time under the Assumed Contracts, Leases and Easements and which relate solely to the performance of the Assumed Contracts, Leases and Easements after the Effective Time; and

                  (ii) except for liabilities, obligations and commitments described in Section 1.3(a)(i), all other liabilities, obligations and commitments occurring, arising out of or related to the ownership, use, construction, maintenance or operation of the Contributed Assets on and after the Effective Time, including all liabilities, obligations and commitments incurred or imposed as a result of any event or occurrence (including any injury, death or damage to person or property of a third party, or any claim for repair, improvement, modification, replacement or maintenance of any Contributed Asset) on or after the Effective Time to the extent arising out of or attributable to the ownership or use of any portion of the Contributed Assets on or after the Effective Time; provided that in no event shall the foregoing include any liability, obligation, or commitment to the extent that in respect thereof any Transferee Indemnified Party has the right to seek indemnification from any Alon Party pursuant to Section 9.1(a)(ii), 9.1(a)(iii) or 9.1(a)(iv) of this Agreement or the terms of the Environmental Agreement.

            (b) Retained Liabilities. Subject to Section 2.5, Newco 1 does not assume or agree to pay, honor, satisfy, discharge or perform, and shall not be deemed by virtue of the execution and delivery of this Agreement or any Ancillary Document or as a result of the consummation of the transactions contemplated hereby or thereby, to have assumed, or to have

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
agreed to pay, honor, satisfy, discharge or perform, any liability of any Transferor (other than the Assumed Liabilities), whether primary or secondary, direct or indirect, known or unknown, fixed, accrued or contingent, existing prior to the Effective Time (the "Retained Liabilities"), including the following:

                  (i) any liability of any Transferor not specifically assumed pursuant to Section 1.3(a);

                  (ii) any liability arising prior to the Effective Time out of any breach by any Transferor of any provisions of any Assumed Contract, including liabilities arising out of any Transferor's failure to perform any Assumed Contract in accordance with its terms prior to the Effective Time;

                  (iii) any liability arising out of any breach by any Transferor of any provisions of any Contract (other than an Assumed Contract and other than as described in Section 1.3(b)(ii)), including liabilities arising out of any Transferor's failure to perform any Contract (other than an Assumed Contract and other than as described in Section 1.3(b)(ii)) in accordance with its terms;

                  (iv) any liability of any Transferor under any Employee Benefit Plan or Benefit Arrangement arising from the operation of such Transferor's businesses; (v) any liability for any Taxes payable with respect to the Contributed Assets or the Operations for any period or portion thereof ending on or prior to the Closing Date;

                  (vi) any liability under or in connection with any Excluded Assets;

                  (vii) any liability with respect to (A) any employees or any collective bargaining representatives of any employees, agents or independent contractors, in each case incurred while such person was employed by or affiliated with any Transferor or any of its respective affiliates, whether or not such employees, collective bargaining representatives, agents or independent contractors are employed by or are affiliated with Newco 1 after the Effective Time, (B) any Laws relating to plant closings, mass layoffs or employment termination occurring at or prior to the Effective Time, (C) any liabilities arising under or with respect to any collective bargaining agreement or Employee Plans to which any Transferor or any of its respective affiliates is or was a party prior to the Effective Time, (D) any liabilities arising at or prior to the Effective Time for wages, salaries, severance (and notice thereof), termination pay, vacation, individual or group life or health insurance, property or personal injury claims or termination claims, and (E) any liability arising on or prior to the Effective Time with respect to any employees of any Transferor, applicants for employment with such Transferor or collective bargaining agents arising from any unfair labor practice charges, charges of employment discrimination, other federal and state administrative charges of any kind, workers' compensation claims, arbitration awards, claims under the WARN Act, claims for severance pay or other claims or causes of action of any kind;

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

                  (viii) any liability of any Transferor arising out of or incurred in connection with the negotiation, preparation and execution of this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby and fees and expenses of any and all counsel, accountants and other experts or advisers;

                  (ix) any intercompany liability between any Transferor and any affiliate thereof;

                  (x) any liabilities retained by any Transferor under Section 6.2;

                  (xi) any accounts payable or other payables due and owing by any Transferor;

                  (xii) any liability resulting from any Action, whether or not pending or threatened prior to the Effective Time, arising out of or relating to any other Retained Liability specified in this Section 1.3(b);

                  (xiii) any liability arising under any Contract that is not an Assumed Contract; and

                  (xiv) any fines or penalties imposed on any Transferor as a result of the Notice of Probable Violation disclosed on Transferor Disclosure
Schedule 3.4, Item 1.a.

            (c) Environmental Liabilities. Notwithstanding anything to the contrary in this Section 1.3, the parties expressly acknowledge and agree that this Section 1.3 shall not apply to Environmental Costs and Liabilities, which shall be exclusively governed by the provisions of the Environmental Agreement.

      1.4 CONTRIBUTION TO NEWCO 2. Effective as of immediately following the contribution of the Contributed Assets to and the assumption of the Assumed Liabilities by Newco 1 as required by Sections 1.1 and 1.3 hereof, each Transferor shall contribute, transfer, assign and convey to Newco 2, as a capital contribution, all of the Newco 1 Equity Interests held beneficially and of record by such Transferor, free and clear of any Liens and Encumbrances.

      1.5 CONTRIBUTION TO TRANSFEREE. Effective as of immediately following the contribution of the Newco 1 Equity Interests to Newco 2 as required by Section
1.4 hereof and contemporaneously with the receipt by Newco 2 of the consideration set forth in Section 1.7 hereof, Newco 2 shall, by virtue of this Agreement and without any further action by any party, contribute, transfer, assign and convey to Transferee, as a capital contribution, all of the Newco 1 Equity Interests, free and clear of any Liens and Encumbrances.

      1.6 CONTRIBUTIONS TO HEP OPCO AND CONVERSION OF NEWCO 1.

            (a) Immediately following the contribution of the Newco 1 Equity Interests to Transferee as required by Section 1.5 hereof, Transferee shall contribute, transfer, assign and convey to HEP Opco, as a capital contribution, the Newco 1 Equity Interests.

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

            (b) Immediately following the contribution of the Newco 1 Equity Interests to HEP Opco as required by Section 1.6(a) hereof, HEP Opco shall contribute, transfer, assign and convey to HEP Pipeline, as a capital contribution, a portion of the Newco 1 Equity Interests.

            (c) Immediately following the contribution of the Newco 1 Equity Interests to HEP Pipeline as required by Section 1.6(b) hereof, HEP shall cause HEP Opco and HEP Pipeline to convert Newco 1 into a Texas limited partnership with HEP Opco being the limited partner thereof and HEP Pipeline being the general partner thereof.

      1.7 CONSIDERATION.

            (a) The aggregate consideration (the "Aggregate Consideration") for the contribution of Newco 1 shall consist of (i) the Cash Consideration and
(ii) the Unit Consideration.

            (b) The Closing Cash Consideration shall be paid by Transferee at the Closing by wire transfer of immediately available funds to the account specified by Newco 2 in writing at least three business days prior to the Closing Date.

            (c) The Unit Consideration shall be paid to Newco 2 at the Closing by delivery of the Certificates.

      1.8 CONTRIBUTION TO PARTNERSHIP. It is the express intent of Transferee and the Transferor Parties that the transactions contemplated by Section 1.5 hereof constitute a tax free contribution to a partnership under Section 721 of the Code. The Transferor Parties and Transferee shall negotiate in good faith a determination of the fair market value of each of the respective Contributed Assets as soon as reasonably practicable following the date of this Agreement and, in any event, no later than 60 days after the Closing. If the determination is not agreed upon within 60 days after the Closing, then Transferee and the Transferor Parties agree that the determination shall be made based upon an asset valuation supplied by an independent accounting firm or appraiser, in either case with substantial experience in valuing petroleum product pipelines and terminals and mutually acceptable to Transferee and the Transferor Parties. The cost of such appraisal shall be shared equally by Transferee and the Transferor Parties. The appraisal, if required, shall be procured and provided to Transferee and the Transferor Parties within 120 days after the Closing. Transferee and the Transferor Parties agree that the determination of the fair market value of the Contributed Assets pursuant to this Section 1.8 shall be used for purposes of applying Section 704(c) of the Code to the Contributed Assets, and that the variation between the fair market value of the Contributed Assets and the adjusted tax basis of the Contributed Assets will be taken into account under the "remedial method" as described in Treasury Regulation Section 1.704-3(d). Transferee and the Transferor Parties further agree that they shall report the federal, state, municipal, local and other Tax consequences of the contribution and acquisition hereunder in a manner consistent with this Section
1.8 and they shall not take any position inconsistent therewith in connection with any Tax return, refund claim, litigation or otherwise. The parties hereby acknowledge that none of the parties has made, or is making in this Agreement, any representation to any other party concerning any of the Tax effects or consequences of the transactions provided for in this Agreement and that each party has obtained

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
independent Tax advice with respect thereto and upon which it has solely relied; provided that this sentence shall not limit the obligations of any party hereto with respect to any covenants of such party expressly set forth herein or the remedies of any party hereto with respect to a failure to comply with any such covenants.

                                   ARTICLE II
                                     CLOSING

      2.1 CLOSING. The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Vinson & Elkins L.L.P., 3700 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201 at 10:00 a.m. on the fifth business day following the satisfaction or waiver of the conditions set forth in
Article VII (other than those conditions relating to execution of the Ancillary Documents, which will be satisfied at the Closing), or such other place, time or date as may be agreed upon by the parties; provided, however, that Transferee, by means of prior notice to Transferors, shall have the right from time to time to postpone the date for the Closing to such later date as may be specified in such notice; and provided, further, that Transferee may not postpone such date beyond the later of (i) February 28, 2005 or (ii) the first business day after the date that the consents contemplated by Section 5.13 are actually obtained by the Alon Parties. The date on which the Closing takes place is referred to herein as the "Closing Date." The Closing shall be deemed to be effective as of 12:01 a.m. on the Closing Date (the "Effective Time").

      2.2 DELIVERIES BY THE ALON PARTIES. At the Closing, the applicable Alon Parties shall deliver, or cause to be delivered, to Transferee the following:

            (a) A special warranty deed from each Transferor substantially in the form of Exhibit A attached hereto (the "Special Warranty Deeds"), conveying the Fee Land and all appurtenances thereto, including any Pipeline Improvements or Terminal Improvements located on such Fee Land, as applicable, held by such Transferor to Newco 1, subject only to Permitted Liens.

            (b) A conveyance, assignment, bill of sale, and shared easement agreement from each Transferor substantially in the form of Exhibit B attached hereto (the "Pipeline Conveyance"), conveying all Real Property (other than the Fee Land and all appurtenances thereto, including any Pipeline Improvements or Terminal Improvements located on such Fee Land) held by such Transferor to Newco 1, subject only to Permitted Liens and the reservation of an easement for Transferor for the operation and maintenance of a parallel pipeline with respect to Easements designated as "Shared" on Annex A-5, as more specifically provided therein.

            (c) A bill of sale and assignment from each Transferor substantially in the form of Exhibit C attached hereto (the "Bills of Sale"), conveying to Newco 1 all of the Contributed Assets held by such Transferor (other than the Real Property), subject only to Permitted Liens.

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

            (d) A counterpart of the pipelines and terminals agreement substantially in the form attached as Exhibit D (the "Pipelines and Terminals Agreement"), duly executed by Alon LP.

            (e) A counterpart of the environmental agreement substantially in the form attached as Exhibit E (the "Environmental Agreement"), duly executed by each Alon Party listed as a signatory thereto.

            (f) A counterpart of the right of first offer agreement substantially in the form attached as Exhibit F (the "Right of First Offer Agreement"), duly executed by Alon USA.

            (g) A counterpart of the assignment and assumption agreement, substantially in the form attached as Exhibit G (the "Assignment and Assumption Agreement"), duly executed by each Transferor and Newco 1.

            (h) All Consents required to be obtained by the Alon Parties pursuant to Section 7.2(e).

            (i) A counterpart of the services agreement, substantially in the form attached as Exhibit H (the "Services Agreement"), duly executed by Alon LP.

            (j) A certificate of non-foreign status substantially in the form specified in Treasury Regulation 1.1445-2(b)(2)(iii) for each Transferor.

            (k) A commitment for an TLTA Owner's Policy of Title Insurance for each tract of Terminal Fee Land as set forth in Annex B-1, issued in the name of Newco 1 at the Transferor Parties' cost and expense by the Title Company in the amounts set forth on Transferor Disclosure Schedule 2.2(k) for each tract of Terminal Fee Land, subject only to the standard printed exceptions set out on a standard form Owner's Policy of Title Insurance issued by the Title Company and the Permitted Liens applicable to each such tract of Terminal Fee Land, provided that Transferee may at its sole cost and expense obtain any endorsements or extended coverage which may be available, including but not limited to any endorsement to delete survey exceptions or to provide coverage to any lender of Transferee.

            (l) The Alon Party Closing Certificate, duly executed by an executive officer of each Transferor Party.

            (m) A counterpart of the subordination, non-disturbance and attornment agreement, substantially in the form attached as Exhibit I, with Transferee's senior secured lenders at Closing, duly executed by Alon LP.

            (n) An executed perpetual easement agreement for the benefit of Transferee and its successors and assigns, granting an easement of at least 50 feet in width across Transferor's Hawley Terminal for operation and maintenance of the Trust Pipelines crossing such terminal property, which easement agreement shall include rights of ingress and egress as reasonably necessary for the operation and maintenance of said Pipelines.

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

            (o) Such other documents in a form and substance reasonably acceptable to Transferee that (i) are duly executed by each Transferor and reflect the contribution, transfer, assignment and conveyance required by
Section 1.4 hereof and (ii) are duly executed by Newco 2 and reflect the contribution, transfer, assumption and conveyance required by Section 1.5 hereof.

      2.3 DELIVERIES BY TRANSFEREE. At the Closing, Transferee shall deliver, or cause to be delivered, to Alon USA the following:

            (a) After the receipt of the contribution required by Section 1.5 hereof, a counterpart of the Pipelines and Terminals Agreement, duly executed by Transferee.

            (b) After the receipt of the contribution required by Section 1.5 hereof, a counterpart of the Environmental Agreement, duly executed by Transferee.

            (c) After the receipt of the contribution required by Section 1.5 hereof, a counterpart of the Right of First Offer Agreement, duly executed by Transferee.

            (d) After the receipt of the contribution required by Section 1.5 hereof, a counterpart of the Services Agreement, duly executed by Transferee.

            (e) An amendment to the Transferee Party Organizational Documents, in substantially the form attached as Exhibit J (the "Class B Amendment").

            (f) Certificates representing the Unit Consideration and issued in the name of Newco 2 or its designee (the "Certificates").

            (g) The Transferee Closing Certificate, duly executed by an executive officer of Transferee.

            (h) After the receipt of the contribution required by Section 1.5 hereof, a counterpart of the mortgage and deed of trust, substantially in the form attached as Exhibit K, duly executed by Newco 1.

            (i) A counterpart of the documents effecting the contribution required by Section 1.6(b) hereof and the conversion of Newco 1 into a limited partnership as required by Section 1.6(b) hereof.

      2.4 CASUALTY AND CONDEMNATION.

            (a) Material Casualty. Transferors shall notify Transferee in writing on the next business day, and in no event later than 24 hours, if, after the date of this Agreement and prior to the Closing, all or any part of a Pipeline and Terminal Asset is damaged or destroyed by fire or other casualty and such damage or destruction, individually or in the aggregate, constitutes a Material Damage or Condemnation. Transferee shall have the option, exercisable within ten days after receipt of such written notice from Transferors (but before Closing), to elect

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
by written notice to Transferors to terminate this Agreement; provided, however, that such election by Transferee to terminate this Agreement shall not be effective if:

                  (i) such damaged or destroyed Pipeline and Terminal Asset can be repaired or replaced to the state in which such asset existed immediately preceding such damage or destruction within 120 days from the date of Transferors' receipt of Transferee's notice of termination; and

                  (ii) within ten days after Transferors' receipt of Transferee's notice of termination, Transferors give Transferee written notice of Transferors' election to repair or replace such damaged or destroyed Pipeline and Terminal Asset at Transferors' sole expense (including any insurance proceeds attributable thereto under insurance policies of Transferors or any of their respective affiliates).

If Transferors elect to repair or replace such damaged Pipeline and Terminal Asset pursuant to the foregoing, Transferors shall be obligated to proceed in good faith to diligently repair or replace such damaged or destroyed Pipeline and Terminal Asset to the state in which such asset existed immediately preceding such damage or destruction and the Closing Date shall be extended until the third business day following the date on which Transferors and Transferee mutually agree that such damaged Pipeline and Terminal Asset has been so repaired or replaced, such mutual agreement not to be unreasonably withheld, conditioned or delayed; provided, however, this Agreement shall terminate, at Transferee's option, if such damaged asset is not so repaired or replaced by the earlier of (x) 120 days from the date of Transferor's receipt of Transferee's aforesaid notice of termination or (y) the Termination Date.

            (b) Material Condemnation. Transferors shall notify Transferee in writing on the next business day, and in no event later than 24 hours, if, after the date of this Agreement and prior to the Closing, all or any part of a Pipeline and Terminal Asset is taken in condemnation or if proceedings for such purpose shall be pending, and such taking, individually or in the aggregate, constitutes or would constitute a Material Damage or Condemnation. Transferee shall have the option, exercisable within ten days following receipt of such written notice from Transferors (but before Closing), to elect by written notice to Transferors to terminate this Agreement.

            (c) Other Casualty and Condemnation. If after the date of this Agreement and prior to the Closing:

                  (i) all or any part of a Pipeline and Terminal Asset shall be damaged or destroyed by fire or other casualty and either (A) such damage or destruction does not, individually or in the aggregate, constitute a Material Damage or Condemnation or (B) Transferee does not elect to terminate this Agreement pursuant to Section 2.4(a); or

                  (ii) all or any part of a Pipeline and Terminal Asset shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending and either (A) such taking does not, individually or in the aggregate, constitute a

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

Material Damage or Condemnation or (B) Transferee does not elect to terminate this Agreement pursuant to Section 2.4(b);

then this Agreement shall remain in full force and effect notwithstanding any such damage, destruction, taking or proceeding or the threat thereof.

            (d) Insurance Proceeds, Condemnation Awards or Other Proceeds. To the extent insurance proceeds (excluding any insurance proceeds payable through self-insurance programs of Transferors or their respective affiliates), condemnation awards or other payments are not committed, used or applied by Transferors prior to the Closing Date to repair, restore or replace such damaged, destroyed or taken Pipeline and Terminal Asset, Transferors shall at the Closing (i) assign to Transferee Transferors' rights to receive all insurance or condemnation proceeds, awards or payments (excluding any insurance proceeds payable through self-insurance programs of Transferors or their respective affiliates) owed to Transferors in respect of such Pipeline and Terminal Asset by reason of such damage, destruction or taking, less any reasonable costs and expenses incurred by Transferors in collecting same or in connection with such proceedings or the threat thereof, and (ii) pay to Transferee all insurance or condemnation proceeds, awards or payments (excluding any insurance proceeds payable through self-insurance programs of Transferors or their respective affiliates) theretofore paid to Transferors in respect of such Pipeline and Terminal Asset by reason of such damage, destruction or taking, less any reasonable costs and expenses incurred by Transferors in collecting same or in connection with such proceedings or the threat thereof. Further, to the extent Transferors do not repair, restore or replace any such damaged or destroyed Pipeline and Terminal Asset at least substantially to the condition in which such asset existed prior to such damage or destruction (taking into account the age of any individual asset and its use, if any, in the Operations immediately prior to such damage or destruction), and any insurance proceeds paid to Transferee pursuant to Section 2.4(c) are insufficient to cover the diminution in value of such damaged or destroyed Pipeline and Terminal Asset resulting from such damage or destruction and Transferors' failure to repair, restore or replace the same as provided above, then the Cash Consideration shall be reduced by the amount of such deficiency as shall be mutually agreed by Transferee and Transferors in good faith (such amount, the "Deficiency Amount").

      2.5 PRORATIONS. On the Closing Date, or as promptly as practicable following the Closing Date, but in no event later than 60 calendar days thereafter, the real and personal property Taxes, water, gas, electricity and other utilities, local business or other license fees to the extent assigned and other similar periodic charges payable with respect to the Contributed Assets shall be prorated between Transferee, on the one hand, and Transferors, on the other hand, effective as of the Effective Time with Transferors being responsible for amounts related to the period prior to but excluding the Effective Time and Transferee being responsible for amounts related to the period at and after the Effective Time. The Parties shall take all actions necessary to cause utility meter readings to be determined as of the Effective Time or as close thereto as reasonably practicable. If the final real property Tax rate or final assessed value for the current Tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate or assessed value in effect for the preceding Tax year and shall be adjusted when

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
the exact amounts are determined. All such prorations shall be based upon the most recent available assessed value available prior to the Closing Date.

      2.6 CLOSING COSTS; TRANSFER TAXES AND FEES.

            (a) Allocation of Costs. Transferee shall pay the cost of all sales, transfer and use Taxes arising out of the transfer of the Contributed Assets pursuant to this Agreement and, subject to Section 2.2(k), all costs and expenses (including recording fees and real estate transfer Taxes and real estate transfer stamps) incurred in connection with obtaining or recording title to the Contributed Assets. The sales, use and transfer Tax returns required by reason of said transfer shall be timely prepared and filed by the party normally obligated by Law or regulation to make such filing. Transferors and Transferee agree to cooperate with each other in connection with the preparation and filing of such returns, in obtaining all available exemptions from such sales, use and transfer Taxes, and in timely providing each other with resale certificates and any other documents necessary to satisfy any such exemptions.

            (b) Reimbursement. If Transferee, on the one hand, or any Transferor, on the other hand, pays any Tax agreed to be borne by the other party under this Agreement, such other party shall promptly (within five business days) reimburse the paying party for the amounts so paid. If any party receives any Tax refund or credit applicable to a Tax paid by another party hereunder, the receiving party shall promptly (within five business days) pay such amounts to the party entitled thereto.

            (c) Agreement Regarding Records. Prior to Closing, Transferee and Transferors shall identify those records and documents that shall constitute a part of the Records. On or before the 60th day following the Closing, Transferors shall provide originals of the applicable records and documents to Transferee to the extent Transferors or their respective affiliates have such originals in their possession. Transferors shall deliver any records and documents that constitute a part of the Records that are discovered by Transferors to be in their possession or the possession of any of their respective affiliates after the date on which the Records are delivered to Transferee pursuant to the provisions hereof.

                                   ARTICLE III
            REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR PARTIES

      The Alon Parties, jointly and severally, hereby represent and warrant to Transferee as follows:

      3.1 ORGANIZATION. Each Alon Party and Newco 1 is an entity duly organized, validly existing and in good standing under the laws of its state of organization and has the requisite power to own, lease and operate its properties and assets and to carry on its business as now being conducted. Each Alon Party and Newco 1 is duly qualified to do business and in good standing as a foreign entity in each of the states in which it has assets or conducts activities which require it to be so qualified or in good standing, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect. The Alon Parties have furnished to Transferee a true, correct and complete copy of the organizational

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
documents for each Alon Party and Newco 1 (collectively, the "Alon Party Organizational Documents"). The Alon Party Organizational Documents are in full force and effect and constitute all of the organizational and governing documents for each Alon Party and Newco 1. There are no proceedings or actions pending or contemplated to dissolve any Alon Party or Newco 1.

      3.2 AUTHORIZATION. Each Alon Party and Newco 1 has full power and authority to (a) execute and deliver this Agreement and the Alon Ancillary Documents to be executed and delivered by such Alon Party or Newco 1 and (b) consummate the transactions contemplated hereby and thereby. Each Alon Party and Newco 1 has taken all action required by its applicable Alon Party Organizational Documents to authorize (i) the execution, delivery and performance of this Agreement and the applicable Alon Ancillary Documents and
(ii) the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by each Alon Party and Newco 1 and is a legal, valid and binding obligation of such Alon Party or Newco 1, enforceable against such Alon Party or Newco 1 in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). All Alon Ancillary Documents to be executed and delivered by each Alon Party and Newco 1 shall, on the Closing Date, be duly and validly executed by each Alon Party and Newco 1, as applicable, and be legal, valid and binding obligations of such Alon Party and Newco 1, enforceable against such Alon Party and Newco 1 in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      3.3 NO CONFLICTS OR VIOLATIONS; NO CONSENTS OR APPROVALS REQUIRED. Except as set forth in Transferor Disclosure Schedule 3.3, the execution, delivery and performance by each Alon Party and Newco 1 of this Agreement and the other Alon Ancillary Documents to which such Alon Party or Newco 1 is a party do not, and the consummation of the transactions contemplated hereby and thereby will not,
(a) violate, conflict with, or result in any breach of any provision of the Alon Organizational Documents, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, any of the material terms, conditions or provisions of any Material Contract, or (c) subject to obtaining the Consents or making the registrations, declarations or filings set forth in the next sentence, violate in any material respect any applicable Law binding upon any Alon Party or Newco 1 or the Pipeline and Terminal Assets or the Operations. No Consent of any Governmental Entity or any other person is required for any Alon Party or Newco 1 in connection with the execution, delivery and performance of this Agreement and the Alon Ancillary Documents to which such Alon Party or Newco 1 is a party or the consummation of the transactions contemplated hereby or thereby, except as set forth in Transferor Disclosure Schedule 3.3 and except for (i) requirements under the HSR Act, (ii) Environmental Permits and (iii) Post-Closing Consents.

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

      3.4 COMPLIANCE WITH LAWS AND PERMITS. Except as set forth on Transferor Disclosure Schedule 3.4, (a) Transferors hold, and upon the contributions by the Transferors, Newco 1 will hold, all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful ownership or material to the operation of the Pipeline and Terminal Assets and the conduct of the Operations (the "Permits") and (b) the Operations comply with, and the Transferors and their respective affiliates have owned and operated the Pipeline and Terminal Assets and conducted the Operations in material compliance with, all applicable Laws and Permits. Except as set forth on Transferor Disclosure Schedule 3.4, no investigation or review by any Governmental Entity with respect to any Transferor or any of its affiliates and relating to the Pipeline and Terminal Assets or the Operations is pending or, to the knowledge of the Alon Parties, threatened which, if resolved adversely to such Transferor or any of its affiliates, could reasonably be expected to have a Material Adverse Effect. For purposes of this Section 3.4, the term "applicable Laws," as used in clause (a) above, shall not include any Environmental Laws or the subject matter of Section 3.20.

      3.5 ABSENCE OF LITIGATION. Except as set forth on Transferor Disclosure
Schedule 3.5, there is no Action pending or, to the knowledge of the Alon Parties, threatened against any Transferor or any its affiliates by or before any arbitrator or Governmental Entity and relating to or against the Pipeline and Terminal Assets or the Operations or challenging the transactions contemplated hereby, nor are there any reviews or investigations relating to any Transferor or any of its affiliates and the Pipeline and Terminal Assets or the Operations pending or, to the knowledge of the Alon Parties, threatened by or before any arbitrator or any Governmental Entity.

      3.6 OPERATING STATEMENTS; ABSENCE OF CHANGES.

            (a) Operating Statements. Transferors have provided to Transferee true, correct and complete copies of statements of operating expenses and throughput volumes for the operations of the Pipeline and Terminal Assets for the twelve months ended December 31, 2004, 2003 and 2002, and property and equipment ledgers, including Tax basis and Tax depreciation information, for the Contributed Assets which ledgers are in substantially the form maintained by Transferors or their respective affiliates in the ordinary course of business (collectively, the "Operating Statements"). The Operating Statements (i) are consistent in all material respects with the books and records of Transferors or their respective affiliates relating to the conduct of the Operations, (ii) reflect in all material respects on an accrual basis expenses for the periods indicated that were incurred in the operation of the Pipelines and the Terminal Assets, (iii) were prepared by management of Transferors or their respective affiliates in good faith and based upon reasonable judgments and assumptions and
(iv) do not include or relate to any assets other than the Contributed Assets. Transferors do not maintain any financial statements specific to the Contributed Assets other than internally prepared monthly balance sheets and statements of income for management control areas consisting of individual pipeline systems and terminals.

            (b) Absence of Changes. Since December 31, 2004, (i) Transferors and their respective affiliates have operated the Pipeline and Terminal Assets and conducted the Operations in the ordinary course of business consistent with past practice, (ii) Transferors and their respective affiliates have not incurred or suffered any change, circumstance, result, effect,

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
event or fact, which has had or could reasonably be expected to have a material adverse change on the Operations and (iii) there has not occurred, and Transferors and their respective affiliates have not incurred or suffered, any change, circumstance, result, effect, event or fact that could reasonably be expected to have a Material Adverse Effect.

            (c) Conduct of Operations. Except as set forth in Transferor Disclosure Schedule 3.6(c), from and after December 31, 2004, nothing has occurred that would have violated the terms of Sections 5.1(d), 5.1(i), 5.1(l) and 5.1(m) hereof if the terms thereof had been in effect from and after December 31, 2004.

      3.7 TITLE TO CONTRIBUTED ASSETS.

            (a) Except as set forth on Transferor Disclosure Schedule 3.7(a), Transferors have, and at the Closing Newco 1 shall receive and own, good and marketable title to the Fee Land and all of the Contributed Assets that constitute personal property and good and indefeasible title to or valid leasehold interests in all of the other Contributed Assets, in each case free and clear of any Liens, other than Permitted Liens.

            (b) Each tract of Fee Land is owned in fee simple by the applicable Transferor, subject only to the Permitted Liens, and except as set forth on Transferor Disclosure Schedule 3.7(b), none of the Fee Land is subject to any lease or other possessory interest of any person other than the applicable Transferor. Except for the Leases, and except as described in Transferor Disclosure Schedule 3.7(b), Transferors do not lease any parcels, tracts of land, buildings, fixtures or improvements that are used or held for use primarily in connection with the Operations.

            (c) Except as set forth in Transferor Disclosure Schedule 3.7(c), the Real Property constitutes all the parcels, tracts of land, buildings, fixtures and improvements that are used or held for use primarily in connection with the Operations.

            (d)   Except as set forth in Transferor Disclosure Schedule 3.7(d),
(i) other than Transferors, there are no parties in possession of any portion of the Real Property as lessees, subtenants or tenants at sufferance or trespassers; (ii) there is no pending, or to the knowledge of the Alon Parties, threatened condemnation, eminent domain or similar proceeding or special assessment affecting the Real Property, and (iii) to the knowledge of the Alon Parties, (A) there is no pending Action to modify or terminate the present zoning of the Real Property or any aspect thereof, and (B) certificates of occupancy and all other Permits, and any requisite certificates of the local board of fire underwriters (or other body exercising similar functions), have been issued, if required by any Governmental Entity, for each of the Improvements located on the Real Property and all such Permits have been paid for and are in full force and effect. Except as set forth on Transferor Disclosure Schedule 3.7(d), no commitments have been made to any Governmental Entity, utility company, school board, church or other religious body or any homeowners or homeowners' association, or any other organization, group or individual, relating to the Real Property that would impose an obligation on Transferee, its affiliates or their respective successors or assigns to make any contribution or dedications of money or land or to construct, install or maintain any improvements of a public or private nature on or off of the Real

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

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Property. Except as set forth on Transferor Disclosure Schedule 3.7(d), since
December 31, 2004 the Improvements have been maintained in accordance with historical practices (but in no event at less than prudent industry standards and practices), other than deferred maintenance projects set forth on Transferor Disclosure Schedule 3.7(d) or deferred maintenance projects that, individually or in the aggregate, do not exceed $50,000. To the knowledge of the Alon Parties, the compliance in all respects of the Real Property and all aspects thereof with all applicable zoning and similar Laws does not depend on, and no Operating Permit for such real property depends on, any other real property or other rights appurtenant thereto.

            (e) Each parcel of Real Property is adequately serviced by all public utilities and services, including electricity, water, sewage and telecommunications, to the extent necessary to continue the operation of the Contributed Assets located thereon consistent with operation by the applicable Transferor prior to the date of this Agreement.

            (f)   Except as provided in Transferor Disclosure Schedule 3.7(f),
(i) neither any Alon Party nor Newco 1 is a party to any Contract regarding the sale, conveyance, transfer, lease or disposition of any portion of the Real Property (except for this Agreement or as contemplated hereby); (ii) there has not been granted to any person and no person possesses, any option to purchase or right of first refusal to purchase any portion of the Real Property; and
(iii) neither any Alon Party nor Newco 1 is a party to any occupancy Contract, lease or similar arrangement with respect to any portion of the Real Property.

            (g)   Except as set forth in Transferor Disclosure Schedule 3.7(g),
(i) no Transferor is in material default under any Easement or Lease to which it is a party, nor to the knowledge of the Alon Parties, is there any event or circumstance that solely with the giving of notice or the lapse of time or both would constitute a material default under any such Easement or Lease, (ii) there are no easement gaps in the "Trust Pipeline" or the "River Pipeline," and to the knowledge of the Alon Parties, the "Fin-Tex Pipeline" and (iii) the Easements are in full force and effect and are sufficient to allow the applicable Transferor and Newco 1 to continue to operate the Pipelines therein or thereon (without interruption) as currently operated. All Pipelines are located fully within the land constituting or encumbered by the Pipeline Easements. All Easements and Leases represent valid, binding and enforceable agreements of the applicable Transferor and, to the knowledge of the Alon Parties, each of the parties thereto and there is no pending modification or cancellation of same.

            (h) The applicable Transferor has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real property leased to it under the Pipeline Leases and Terminal Leases for the full term thereof, subject to the Permitted Liens.

      3.8 NEWCO 1 AND NEWCO 2.

            (a) As of the date of this Agreement and as of immediately prior to the Closing, all of the issued and outstanding Newco 1 Equity Interests and Newco 2 Equity Interests are owned by the Transferors, free and clear of all Liens or Encumbrances and such Newco 1 Equity Interests shall constitute all of the issued and outstanding equity interests of Newco 1.

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

            (b) Immediately following the contribution required by Section 1.4 hereof, Newco 2 shall receive legal and beneficial title to all of the issued and outstanding Newco 1 Equity Interests, free and clear of all Liens and Encumbrances.

            (c) Immediately following the contribution required by Section 1.5 hereof, Transferee shall receive legal and beneficial title to all of the issued and outstanding Newco 1 Equity Interests, free and clear of all Liens and Encumbrances.

            (d) Newco 1 has conducted no business or activity and has no assets or liabilities other than its liabilities and obligations under this Agreement, and as of the Closing Newco 1 shall have no assets or liabilities other than the Contributed Assets, Assumed Liabilities and the liabilities and obligations under this Agreement which it shall hold immediately following the contribution required by Sections 1.1, 1.2 and 1.3 hereof.

      3.9 CONTRACTS.

                  (a) True, correct and complete copies of all Assumed Contracts have been delivered to Transferee. Except as disclosed in Transferor Disclosure Schedule 3.9(a), (i) each Assumed Contract is in full force and effect and constitutes a valid and binding agreement, enforceable in accordance with its terms, of the applicable Transferor and, to the knowledge of the Alon Parties, each other party thereto, (ii) neither the applicable Transferor nor any of its affiliates is in breach of or default, in any material respect, under any Assumed Contract involving or relating to any of the Pipeline and Terminal Assets, and (iii) to the knowledge of the Alon Parties, there does not exist under any provision of any Assumed Contract any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default by the applicable Transferor or any of its affiliates under such contract. Except as disclosed in Transferor Disclosure Schedule 3.9(a), no other party to any Assumed Contract is, to the knowledge of the Alon Parties, in breach of or default under such Assumed Contract in any material respect. No Alon Party nor any affiliate thereof has received any notice from any other party to any Assumed Contract that alleges any violation, breach or default by any Transferor of any Assumed Contract in any material respect.

                  (b)   Assuming the Consents set forth on Transferor Disclosure
Schedule 3.3 are obtained prior to Closing, each Assumed Contract shall not be cancelable by the other party due to the consummation of the transactions contemplated hereby.

      3.10 PROHIBITED PERSONS TRANSACTIONS. Each Alon Party and Newco 1 is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

      3.11 INTELLECTUAL PROPERTY. All Intellectual Property used or held for use primarily in connection with the Operations is listed in Transferor Disclosure Schedules 1.1(i), 1.1(j), 1.1(k) and 1.1(l). Transferors own or hold pursuant to valid licenses to use such Intellectual Property free and clear of all Liens, and no Transferor nor any affiliate of any Transferor has granted to any third party any license or other right to any of such Intellectual Property and no Transferor is a party to or bound by any Contract or any other obligation whatsoever that limits or impairs its ability to use, sell, transfer, assign or convey the Intellectual Property, except for restrictions on assignment included within licenses to use the Intellectual Property. Except as set forth in Transferor Disclosure Schedule 3.11, none of the Trademarks that constitute the Intellectual Property are being used by any Transferor or any affiliate thereof in connection with the conduct of any business other than the Operations. Except as set forth in Transferor Disclosure Schedule 3.11, no claim is pending or, to the knowledge of the Alon Parties, threatened against any Transferor or any affiliate thereof asserting that its use of the Intellectual Property infringes the patent, trademark, copyright or other intellectual property rights of any person and, to the knowledge of the Alon Parties, the use of such Intellectual Property does not infringe any such rights. To the knowledge of the Alon Parties, no person is infringing any Transferor's rights in its Intellectual Property. All registrations and certificates issued by any Governmental Entity relating to any of such Intellectual Property and all Contracts pursuant to which any Transferor uses any of the Intellectual Property are valid and subsisting, have been properly maintained and no Transferor nor any other person is in default or violation thereunder.

      3.12 SOFTWARE PRODUCTS. Except for Excluded Assets, Transferor Disclosure
Schedule 3.12 contains a true, complete and correct list of all software products and custom software that Transferors own or license from a third party that is used primarily in connection with the Operations. To the knowledge of the Alon Parties, the use of such software products and custom software by the applicable Transferor does not violate any rights of any other person, and no Transferor nor any affiliate of any Transferor has received any communication alleging such a violation. Except as set forth in Transferor Disclosure Schedule 3.12, no Transferor is obligated to compensate any person for the licensing of such software products or custom software.

      3.13 TAXES. Each Transferor and any consolidated, combined or unitary group of which such Transferor is or has been a member has timely filed with the appropriate Taxing Authorities all Tax returns required to be filed on or prior to the date of this Agreement. All such Tax returns are true, correct and complete in all material respects and the applicable Transferor or an affiliate of such Transferor has timely paid all Taxes shown as due and payable on all Tax returns. No Taxing Authority has raised any issues relating to Taxes for which a Lien could otherwise be imposed after the Closing Date upon any of the Contributed Assets. Except as set forth in Transferor Disclosure Schedule 3.13, no audit or other proceeding by any Governmental Entity is pending or, to the knowledge of the Alon Parties, threatened with respect to any Taxes due or any Tax return filed by any Transferor or any affiliate of any Transferor relating to the Pipeline and Terminal Assets or the Operations. No assessment of any Tax (other than assessments of Taxes not yet due) is proposed against any Transferor or any of its affiliates relating to any of the Contributed Assets. No Transferor nor any affiliate of any Transferor has been and is now in violation (and with notice or lapse of time, or both, would be in violation) of

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
any applicable Law relating to the payment or withholding of Taxes relating to the Contributed Assets or the Operations.

      3.14 SUFFICIENCY AND CONDITION OF ASSETS; ENTIRE OPERATIONS. Except as set forth in Transferor Disclosure Schedule 3.14, (a) the Contributed Assets are in adequate and sufficient operating condition and repair (normal wear and tear excepted) to enable Newco 1 after the Closing to conduct the Operations as currently conducted and are suitable for the purposes for which they are currently used, (b) the Contributed Assets constitute all of the assets, real and personal, tangible and intangible, necessary to conduct the Operations in the manner presently conducted and (c) the Contributed Assets meet the legally required mechanical integrity and other standards of the Department of Transportation and the Environmental Protection Agency in all material respects. Transferor Disclosure Schedule 3.14 sets forth the date of the most recent linalog testing for mechanical integrity performed on each of the Pipelines and true, correct and complete copies of the results of such testing have been provided to Transferee. Prior to the date of this Agreement T&R has transferred, conveyed and assigned all right, title and interest in the water discharge pipeline related to Alon Refining's management control area for the Big Spring, Texas refinery such that T&R has no right, title or interest in, or is obligated with respect to any liability or obligation associated with, such pipeline, and Newco 1 shall not receive any such right, title or interest, or liability or obligation, upon the contribution and assumption contemplated by Sections 1.1 and 1.3 hereof.

      3.15 COLLECTIVE BARGAINING AGREEMENTS; LABOR RELATIONS. Except as described in Transferor Disclosure Schedule 3.15:

            (a) No Transferor nor any affiliate of any Transferor is a party to any collective bargaining agreement with any labor organization relating to employees involved in the operation of the Pipeline and Terminal Assets.

            (b) No Transferor nor any affiliate of any Transferor has agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any employees involved in the operation of the Pipeline and Terminal Assets.

            (c) Transferors have provided Transferee with copies of all certifications, collective agreements, letters of understanding and any applicable orders of the National Labor Relations Board pertaining to a labor organization and which relate to the employment of any employee involved in the operation of the Pipeline and Terminal Assets.

            (d) There is no pending or, to the knowledge of the Alon Parties, threatened, strike, slowdown, lock-out, work-stoppage, representation petition or other labor union organizing effort or other labor dispute, labor board proceeding, labor arbitration proceeding, or administrative tribunal proceeding, involving any employees involved in the operation of the Pipeline and Terminal Assets.

      3.16 EMPLOYEES; EMPLOYEE BENEFIT MATTERS. (a) Transferor Disclosure
Schedule 3.16 contains a true, correct and complete list of the names of all employees involved in the

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
operation of the Pipeline and Terminal Assets as of the date of this Agreement, specifying each employee's job title and salary.

            (b) Transferor Disclosure Schedule 3.16(b) lists each Employee Benefit Plan and material Benefit Arrangement maintained by any Transferor or any ERISA Affiliate of any Transferor immediately prior to the Closing with respect to any of the employees involved in the operation of the Pipeline and Terminal Assets and any Employee Benefit Plan maintained or contributed to by any Transferor or any ERISA Affiliate of any Transferor, that is subject to Title IV of ERISA.

            (c) Transferors have delivered to Transferee true, correct and complete copies of all Employee Benefit Plans and material Benefit Arrangements listed in Transferor Disclosure Schedule 3.16(b).

            (d) Transferors have made available for Transferee's inspection a list on a per employee basis and in reasonable detail of all current annual compensation expenditures for the employees involved in the operation of the Pipeline and Terminal Assets, including bonuses and similar amounts.

            (e)   Except as otherwise set forth in Transferor Disclosure
Schedule 3.16(e):

                  (i) As to any Employee Benefit Plan listed in Transferor Disclosure Schedule 3.16(b) and subject to Title IV of ERISA, there has been no event or condition which presents the risk of plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation Section 4043.1 et seq., promulgated by the PBGC have not been waived) has occurred, no notice of intent to terminate the plan has been given under
Section 4041 of ERISA and no proceeding has been instituted under Section 4042 of ERISA to terminate the plan, no liability to the PBGC has been incurred.

                  (ii) With respect to any Employee Benefit Plan, within the meaning of Section 3(3) of ERISA, which is not listed in Transferor Disclosure
Schedule 3.16(b) but which has been sponsored, maintained or contributed to within six years prior to the Closing Date by any Transferor or any ERISA Affiliate of any Transferor, (A) no withdrawal liability, within the meaning of
Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the PBGC has been incurred, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made.

      3.17 PERFORMANCE OF PIPELINES; PERFORMANCE OF TERMINALS.

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

            (a) Performance of Pipelines. Each of the Pipelines is currently capable, in accordance with all applicable Laws and Permits, of transporting refined products at the volumes set forth in Transferor Disclosure Schedule 3.17(a).

            (b) Performance of Terminals. Each of the Terminals is currently capable, in accordance with all applicable Laws and Permits, of receiving, delivering, storing, blending or otherwise handling refined products at the respective capacities set forth in Transferor Disclosure Schedule 3.17(b).

      3.18 INSURANCE. Transferor Disclosure Schedule 3.18 sets forth a list (including nature of coverage, limits, deductibles and premiums) of all policies or binders of fire, casualty, liability, burglary, fidelity, workers' compensation, vehicular and other non-ERISA related insurance maintained, owned or held by any Transferor or its affiliate on the date of this Agreement and covering the Contributed Assets.

      3.19 STATUS OF TRANSFEROR PARTIES. None of the Alon Parties or Newco 1 is
(a) a "public utility company" or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of either a "holding company" or a "subsidiary company" of a "holding company," in each case within the meaning of the Public Utility Holding Company Act of 1935 or (b) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

      3.20 ENVIRONMENTAL MATTERS.

            (a) Actions. Except as set forth on Transferor Disclosure Schedule 3.20(a), there are no Actions pending or, to the knowledge of the Alon Parties, threatened to which any Transferor or any of its affiliates is, or is threatened to be made, a party in which Environmental Costs or Liabilities are being, or are threatened to be, asserted or directed against such Transferor or any of its affiliates relating to any of the Pipeline and Terminal Assets or the Operations that (x) pertain or relate to (i) any remedial obligations presently required under any applicable Environmental Law, (ii) violations by such Transferor or any of its affiliates of any Environmental Law, (iii) personal injury or property damage claims relating to a release of Hazardous Materials or (iv) response, removal or remedial costs under any Environmental Law, and (y) which could reasonably be expected to have a Material Adverse Effect.

            (b)   Compliance. Except as set forth on Transferor Disclosure
Schedule 3.20(b) or which could not be reasonably expected to have a Material Adverse Effect:

                  (i) No Transferor nor any affiliate of any Transferor has caused or allowed the generation, use, treatment, storage or disposal of Hazardous Materials at or on any of the Pipeline and Terminal Assets except in accordance with all applicable Environmental Laws.

                  (ii) With respect to the current operation of the Pipeline and Terminal Assets, each Transferor is in compliance, in all material respects, with all limitations, restrictions, standards and obligations established under Environmental Laws, except for violations that are or can be remedied by routine repair and maintenance in the ordinary course of business.

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

                  (iii) Set forth in Transferor Disclosure Schedule 3.20(b)(iii) is a true, correct and complete list of all Environmental Permits held by each Transferor in connection with the ownership and operation of the Pipeline and Terminal Assets in the manner they are currently operated. All such Environmental Permits have been duly obtained or filed and are in full force and effect, and the applicable Transferor is in compliance, in all material respects, with such Environmental Permits. The current operation of the Pipeline and Terminal Assets does not provide a basis for revocation or suspension of any Environmental Permit.

                  (iv) None of the Pipeline and Terminal Assets is encumbered by a Lien arising or imposed under Environmental Laws.

                  (v) To the knowledge of the Alon Parties, there are no Hazardous Materials present on any of the Real Property in amounts that could give rise to an obligation to perform remediation or other corrective action pursuant to Environmental Laws, except for remediation or corrective action that could not reasonably be expected to result in a material liability or materially impair the conduct of the Operations from and after the Closing.

      3.21 BROKERS AND FINDERS. No investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of any of the Alon Parties or Newco 1 who is entitled to receive from Transferee any fee or commission in connection with the transactions contemplated by this Agreement.

      3.22 REPRESENTATIONS RELATING TO THE CLASS B UNITS.

            (a) Each Transferor and Newco 2 is an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

            (b) Each Transferor and Newco 2 is acquiring the Class B Units for its own account for investment, and not with a view to any distribution or resale thereof in violation of the Securities Act or any other applicable domestic or foreign securities law.

            (c) Each Transferor and Newco 2 hereby acknowledges receipt of a copy of the First Amended and Restated Agreement of Limited Partnership of Transferee, as amended (the "Transferee Partnership Agreement"), and the Class B Amendment, and acknowledges access to the Transferee Public Documents. Each Transferor and Newco 2 and their attorneys, accountants and other representatives have had an opportunity to ask questions of and receive answers from Transferee or a person acting on behalf of Transferee concerning the terms and conditions of their investment in the Class B Units.

            (d) Each Transferor and Newco 2 acknowledges and agrees that, based in part upon its representations contained herein and in reliance upon applicable exemptions, the Class B Units to be acquired by Newco 2 will not be registered under the Securities Act or the securities Laws of any other domestic or foreign jurisdiction as of the Closing Date.

      3.23 WAIVERS AND DISCLAIMERS. TRANSFEREE ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO INSPECT THE CONTRIBUTED ASSETS,

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

THAT TRANSFEREE HAS CONDUCTED ITS INDEPENDENT DUE DILIGENCE INVESTIGATION AND INSPECTION OF ALL ASPECTS OF SUCH CONTRIBUTED ASSETS AND THE CLOSING OF THE TRANSACTIONS CONTEMPLATED HEREBY IS NOT CONDITIONED ON TRANSFEREE CONDUCTING FURTHER DUE DILIGENCE. OTHER THAN AS EXPRESSLY SET OUT HEREIN OR IN THE ALON ANCILLARY DOCUMENTS, TRANSFEREE IS RELYING ON SUCH INDEPENDENT INVESTIGATION AND INSPECTION OF THE CONTRIBUTED ASSETS AND IS NOT RELYING ON ANY INFORMATION PROVIDED BY TRANSFERORS OR THEIR AGENTS AND REPRESENTATIVES IN DETERMINING WHETHER TO ACQUIRE THE CONTRIBUTED ASSETS.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE ALON PARTIES IN THIS AGREEMENT AND THE ALON ANCILLARY DOCUMENTS, TRANSFEREE ACKNOWLEDGES AND AGREES THAT THE CONTRIBUTION OF THE CONTRIBUTED ASSETS AS PROVIDED FOR HEREIN SHALL BE MADE IN AN "AS IS", "WHERE IS" CONDITION WITH ALL FAULTS AND THAT THE ALON PARTIES HAVE NOT MADE, NOR DO MAKE, AND THE ALON PARTIES SPECIFICALLY NEGATE AND DISCLAIM, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE CONTRIBUTED ASSETS, INCLUDING WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THE PROPERTIES INCLUDED IN THE CONTRIBUTED ASSETS, GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR MATTERS ON SUCH PROPERTIES, (B) THE INCOME TO BE DERIVED FROM THE CONTRIBUTED ASSETS, (C) THE SUITABILITY OF THE CONTRIBUTED ASSETS FOR ANY AND ALL ACTIVITIES AND USES WHICH TRANSFEREE OR ANY OTHER PARTY MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY ANY SUCH CONTRIBUTED ASSET OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY OF THE CONTRIBUTED ASSETS. THIS PARAGRAPH SHALL SURVIVE THE CLOSING. TRANSFEREE ACKNOWLEDGES THAT THE WAIVERS AND DISCLAIMERS IN THIS SECTION ARE CONSPICUOUS.

                           HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

      Transferee hereby represents and warrants to Transferors as follows:

      4.1 ORGANIZATION. Each Transferee Party is duly organized, validly existing and in good standing under the Laws of its state of organization and has the requisite power to own, lease and operate its properties and to carry on its business as now being conducted. Each Transferee Party is duly qualified to do business and in good standing as a foreign limited partnership in all jurisdictions in which the character of the properties now owned or leased by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not materially impair such Transferee Party's ability to consummate the transactions contemplated by this Agreement.

      4.2 AUTHORIZATION. Each Transferee Party has full power and authority to
(a) execute and deliver this Agreement and the Transferee Ancillary Documents contemplated hereby to be executed and delivered by such Transferee Party and
(b) consummate the transactions contemplated hereby and thereby. Each Transferee Party has taken all action required by the organizational documents for such party (the "Transferee Party Organizational Documents") to authorize (a) the execution and delivery of this Agreement and the Transferee Ancillary Documents to be executed and delivered by such Transferee Party and (b) the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by each Transferee Party and is a legal, valid and binding obligation of each Transferee Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). All Transferee Ancillary Documents to be executed and delivered by each Transferee Party shall on the Closing Date be duly and validly executed by such Transferee Party and be legal, valid and binding obligations of such Transferee Party, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

      4.3 NO VIOLATIONS; NO CONSENTS OR APPROVALS REQUIRED. Except as set forth on Transferee Disclosure Schedule 4.3, the execution, delivery and performance by each Transferee Party of this Agreement and the Transferee Ancillary Documents to which it is a party does not, and consummation of the transactions contemplated hereby and thereby will not, (a) violate, conflict with, or result in any breach of any provisions of the Transferee Party Organizational Documents; (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, any of the terms, conditions or provisions of any material Contract, or other instrument or obligation, to which any Transferee Party is a party or by which any Transferee Party or any material portion of its respective assets is bound; or (c) subject to obtaining the Consents or making the registrations, declarations or

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filings set forth in the next sentence, violate any applicable Law binding upon any Transferee Party or by which it or any material portion of its assets are bound, except, with respect to clauses (b) and (c), such violations, conflicts, breaches or defaults as would not materially impair the ability of any Transferee Party to perform its obligations under this Agreement and the Transferee Ancillary Documents to which it is a party. No Consent of any Governmental Entity or any other person is required for Transferee in connection with the execution, delivery and performance of this Agreement and the other Ancillary Documents to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) requirements under the HSR Act, (ii) Post-Closing Consents, and (iii) such other Consents, the failure of which to obtain would not materially impair the ability of the applicable Transferee Party to perform its obligations under this Agreement and the other Ancillary Documents to which it is or will be a party. Transferee has obtained commitment letters from nationally recognized financing sources (whose identity has been previously disclosed to the Alon Parties) that provide for lending facilities in an amount up to $245,000,000 which facilities are sufficient to provide the financing necessary for the transactions contemplated by this Agreement including, if necessary, the refinancing of Transferee's existing credit facility.

      4.4 ABSENCE OF LITIGATION. There is no Action pending or, to the knowledge of the Transferee Parties, threatened against any Transferee Party or any of its affiliates relating to the transactions contemplated by this Agreement or which, if adversely determined, would materially impair the ability of the Transferee Parties to perform their obligations and agreements under this Agreement and the Transferee Ancillary Documents to which they are or will be parties and to consummate the transactions contemplated hereby and thereby.

      4.5 VALIDITY OF CLASS B UNITS. At the Closing, the Class B Units and the limited partner interests represented thereby will be duly and validly authorized by the applicable Transferee Party Organizational Documents and, when issued and delivered to Newco 2 in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Transferee Party Organizational Documents) and nonassessable (except as such nonassessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act).

      4.6 TRANSFEREE PUBLIC DOCUMENTS. Transferee has filed with the SEC all material reports, schedules, forms, statements and other documents required by the Exchange Act (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "Transferee Public Documents"). As of their respective dates, except to the extent revised or superseded by a subsequent filing with the SEC, the Transferee Public Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the Transferee Public Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Transferee included in all Transferee Public Documents, including any amendments thereto, when filed, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and fairly presented in

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all material respect the financial condition and results of operations of
Transferee in accordance with GAAP, consistently applied throughout the periods indicated.

      4.7 BROKERS AND FINDERS. There is no investment banker, broker, finder, financial advisor or other intermediary who has been retained by or is authorized to act on behalf of Transferee who is entitled to receive from the Transferor Parties any fee or commission in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V
                                    COVENANTS

      5.1 CONDUCT OF THE OPERATIONS. Without in any way limiting any other obligations of each Transferor hereunder, during the period from the date of this Agreement to the Closing, each Transferor covenants that, unless it shall have obtained the written consent of Transferee, which shall not be unreasonably withheld, such Transferor shall either satisfy or cause to be satisfied the following with respect to the Contributed Assets:

            (a) such Transferor shall conduct the Operations only in the ordinary and normal course consistent with past practice, but in no event in a manner inconsistent with prudent industry practices and standards;

            (b) such Transferor shall not enter into any transaction or refrain from doing any action if such transaction or inaction would constitute a material breach of any representation, warranty, covenant or other obligation of such Transferor contained in this Agreement;

            (c) such Transferor shall maintain and not amend any Permits material to the Contributed Assets;

            (d) such Transferor shall use all commercially reasonable efforts to continue to maintain in full force and effect all policies of insurance or renewals thereof now in effect with respect to the Contributed Assets, and shall give all notices and present all claims under all such policies of insurance in a due and timely fashion;

            (e) prior to the Closing, such Transferor shall give all notices and shall use all reasonable efforts to obtain all Consents described in Transferor Disclosure Schedule 3.3 (except the "Railroad License Agreements" identified therein) from all Governmental Entities or third parties;

            (f) such Transferor shall not, and shall cause its affiliates not to, make any amendment to, terminate or fail to use reasonable efforts to renew any Assumed Contract, or waive, amend or terminate any rights of substantial value relating to the Contributed Assets;

            (g) such Transferor shall not, and shall cause its affiliates not to, fail to maintain each Contributed Asset in a condition at least commensurate with the current condition thereof;

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            (h)   such Transferor shall not incur any liabilities, or assume or otherwise become obligated in regard to the liabilities of any other person relating to the Contributed Assets, other than liabilities incurred in the ordinary course of business consistent with past practice, or fail to pay or discharge when due any liabilities except those contested in good faith;

            (i) such Transferor shall not sell, lease, assign, transfer or otherwise dispose of any of the Contributed Assets, other than Supplies consumed in the ordinary course of business of the Operations and except for the disposition of obsolete or worn out Equipment or other assets;

            (j) except for Contracts entered into in the ordinary course of business, such Transferor shall not enter into any new Contracts relating to the Contributed Assets;

            (k) such Transferor shall not mortgage, pledge or subject any of the Contributed Assets to any Lien, except for Permitted Liens;

            (l) such Transferor shall not fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

            (m) such Transferor shall not fail to use all reasonable efforts to preserve intact the relationships with employees, customers, suppliers, licensors, licensees, distributors and other similar relationships established in connection with the conduct of the Operations;

            (n) such Transferor shall not relocate any of the Contributed Assets to a different location, other than in the ordinary course of business of the Operations and consistent with past practice;

            (o) such Transferor shall not permit any amendment or modification to the Alon Party Organizational Documents of Newco 1 or Newco 2; and

            (p) such Transferor shall not commit or agree, whether in writing or otherwise, to take any action prohibited by this Section 5.1.

      5.2 ACCESS. From the date of this Agreement until the Closing Date, each Transferor shall, upon reasonable advance notice by Transferee, (a) provide Transferee and its representatives reasonable access, during normal business hours, to the Contributed Assets and the Records and (b) furnish to Transferee such documents and information concerning the Contributed Assets as Transferee from time to time may reasonably request. Transferee shall direct all requests for information from each Transferor's officers, directors, auditors and other representatives only to Joseph Israel or Harlin R. Dean. Following any such request, each Transferor shall use its reasonably efforts to make such requested information available to Transferee to the extent the requested information relates to the Contributed Assets.

      5.3 SUPPLEMENTAL OPERATING STATEMENTS. Within 30 days of the end of each month occurring after the date of this Agreement and prior to the Closing, Transferors shall deliver to Transferee updated Operating Statements for the month then ended (the "Supplemental

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

Operating Statements"). The Supplemental Operating Statements shall be certified by the Chief Financial Officer of each Transferor. Such certification shall state that the Supplemental Operating Statements were prepared in accordance with practices consistent with those followed in the preparation of the Operating Statements, and (b) present fairly the operating expenses and throughput volumes of the Pipeline and Terminal Assets for the periods represented therein.

      5.4 NOTIFICATION. Prior to the Closing, Transferors shall provide prompt written notice to Transferee, and Transferee shall provide prompt written notice to Transferors, of (a) any litigation, arbitration or administrative proceeding pending, or, to the knowledge of such party, threatened against any Transferor Party or Transferee, as the case may be, which challenges the transactions contemplated hereby or relates to the Contributed Assets or the Operations, (b) the occurrence, or failure to occur, of any event of which any Transferor Party or Transferee, as the case may be, becomes aware that has caused or that would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date, and (c) the failure of any Transferor or Transferee, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party hereunder.

      5.5 INJUNCTIONS. Prior to the Closing, if any Governmental Entity having jurisdiction over any party to this Agreement issues or otherwise promulgates any injunction, decree or similar order that prohibits the consummation of the transactions contemplated hereby, the parties will use their commercially reasonable efforts to have such injunction dissolved or otherwise eliminated as promptly as possible and, prior to or after the Closing, to pursue the underlying litigation diligently and in good faith; provided, that in no event shall Transferee or its affiliates be required pursuant to this Agreement to divest any interest that they may have in any assets or business.

      5.6 PAYMENTS RECEIVED. Transferors and Transferee agree that after the Closing they shall hold and promptly transfer and deliver to the other, from time to time as and when received by them, any cash or checks with appropriate endorsements (using their reasonable efforts not to convert such checks into cash), or other property (including Tax refunds) that they may receive at or after the Closing which properly belongs to the other party. From and after the Closing, Transferee shall have the right and authority to endorse without recourse the name of any Transferor on any check or any other evidences of indebtedness received by Transferee on account of the Contributed Assets transferred to Transferee hereunder and Transferee shall give the applicable Transferor prompt notice of each such endorsement.

      5.7 RIGHTS.

            (a) If any Consent set forth in Transferor Disclosure Schedule 3.3 is not obtained by the Transferors on or before the Closing, then, on and after the Closing unless and until such Consent is obtained, as to the rights, assets, benefits or remedies (collectively, the "Rights") not assignable to Transferee because such Consent has not been obtained:

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

                  (i) the applicable Transferor shall hold the Rights in trust for Transferee, for the account and benefit of Newco 1;

                  (ii) Subject to clause (iv), the applicable Transferor shall, at the request and under the direction of Transferee, take all such actions and do all such things, at Transferor's expense, as shall in the opinion of Transferee, be reasonably necessary or desirable in order that the obligations of the applicable Transferor under such Rights may be performed in a manner such that the value of the Rights shall be preserved and shall inure to the benefit of Newco 1 and such that all such Rights may be received by Newco 1;

                  (iii) the applicable Transferor shall promptly tender over to Newco 1 all such Rights received by such Transferor in respect of such Rights; and

                  (iv) Transferee shall cause Newco 1 to make all payment obligations under such Rights and, unless prohibited by the third party, Transferee shall cause Newco 1 to perform the non-payment obligations under such Rights on behalf of the applicable Transferor.

            (b) With respect to any Consent set forth in Transferor Disclosure
Schedule 3.3 not obtained by the Transferors on or before the Closing, the Alon Parties shall use diligent efforts to obtain such Consent following the Closing. Transferors shall pay directly or shall reimburse Transferee's actual out-of-pocket costs (including, without limitation, review fees, assignment fees, and administrative fees) reasonably incurred within 18 months after the Closing Date in connection with obtaining consents from railroads for those "Railroad License Agreements" identified in Transferor Disclosure Schedule 3.3; provided, however, that Transferor shall not bear expenses associated with increased license fees or rents for periods following the Closing Date. Transferors and Transferee shall reasonably cooperate with each other in obtaining such consents and shall keep each other reasonably informed of the status of and any developments with respect to obtaining such consents.

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      5.8 INSURANCE. With respect to any loss, liability or damage relating to, resulting from or arising out of the conduct of the Operations on or prior to the Closing and that constitutes an Assumed Liability and as to which Transferors would be entitled to assert, or cause any of their respective affiliates or any other person or entity to assert, a claim for recovery under any policy of insurance maintained by or for the benefit of Transferors or any of their respective affiliates thereof in respect of the Contributed Assets, at the request of Transferee, each Alon Party will use its commercially reasonable efforts to assert, or to assist Transferee or Newco 1 in asserting, one or more claims under such insurance covering such loss, liability or damage if Transferee or Newco 1 is not itself entitled to assert such claim and any Alon Party or any of its affiliates or other person is so entitled. Any recovery received by any Alon Party or any of its affiliates or such other person as a result of any such assertion shall be promptly paid to Newco 1. Transferee agrees to pay or assume all costs or liabilities of any Alon Party or any of its affiliates in connection with any such assertion of any such claim, including legal expenses, deductibles, retentions or self-insurance paid or incurred by any Alon Party or any of its affiliates. Transferee agrees to cooperate, and to cause Newco 1 to cooperate, with any Alon Party or any of its affiliates in connection with any assertion of claims under insurance as contemplated by this
Section 5.8.

      5.9 COOPERATION. Each Alon Party shall cooperate with Transferee and assist Transferee in identifying all licenses, authorizations, permissions or Permits necessary to own and operate the Pipeline and Terminal Assets and conduct the Operations from and after the Closing Date and, where permissible, transfer existing Permits to Newco 1, or, where not permissible, assist Newco 1 in obtaining new Permits for Transferee at no cost, fee or liability to such Alon Party.

      5.10 ADDITIONAL AGREEMENTS. Subject to the terms and conditions of this Agreement, each of the parties shall use its commercially reasonable efforts to do, or cause to be taken all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including the fulfillment of the conditions set forth in Article VII to the extent that the fulfillment of such conditions are within the control of such party; provided, however, that in no event shall Transferee or its affiliates be required to divest any interest that they may have in any material assets or business. In furtherance of the foregoing, the Alon Parties and Transferee agree, at or prior to Closing, to execute and deliver (a) all documents of conveyance, transfer or assignment which the other party may reasonably request to further evidence or effectuate the conveyance of all or any portion of the Contributed Assets or the Newco 1 Equity Interests as contemplated hereby including all such documents necessary to convey, transfer or assign ownership of Rolling Stock or other personal property for which ownership is evidenced by title documents or certificates, and (b) such other documents as the other party may reasonably request in connection with the consummation of the transactions contemplated hereby. If at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement and their duly authorized representatives shall use commercially reasonable efforts to take all such action. Without limiting the generality of the foregoing, if, after the Closing Date, Newco 1 or its affiliates seek indemnification or recovery from one or more other parties to an Assumed Contract or otherwise seek to enforce such Assumed Contract and, to obtain such indemnification, recovery or enforcement, it is necessary

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

for a Transferor to initiate a lawsuit, participate in any enforcement proceeding or otherwise provide assistance to Newco 1 or its affiliates, then, at the request of Newco 1, and at Newco 1's expense, the Alon Parties shall take such action as Newco 1 may reasonably request in connection with Newco 1's or its affiliates' efforts to obtain such indemnification, recovery or enforcement.

      5.11 HSR MATTERS. Transferee and the Alon Parties shall use their reasonable efforts to (a) obtain all authorizations or waivers required under the HSR Act to consummate the transactions contemplated hereby, including, without limitation, making all filings with the Antitrust Division of the DOJ and the FTC required in connection therewith (the initial filings to occur no later than ten (10) business days following the execution and delivery of this Agreement) and (b) respond as promptly as practicable to all inquiries received from the DOJ or the FTC for additional information or documentation. Transferee and the Alon Parties shall pay in equal amounts all filing fees associated with the filing. Each of Transferee and the Alon Parties shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing that is necessary under the HSR Act. Transferee and the Alon Parties shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC or the DOJ. In no event shall Transferee or any of its affiliates, in connection with the consummation of the transactions contemplated by this Agreement, be required to divest itself of any material assets, properties or lines of business in order to comply with the requirements of the HSR Act.

      5.12 ACCESS TO FINANCIAL INFORMATION.

            (a) SEC Letter. Transferee shall use commercially reasonable efforts to obtain written confirmation from the staff of the SEC that Transferee is not required to disclose historical financial statements for the Pipeline and Terminal Assets or the Operations for any period prior to the acquisition thereof by Transferee under Rule 3-05 of Regulation S-X promulgated under the Exchange Act.

            (b) Access to Information. To the extent Transferee is unable to obtain the written confirmation contemplated in Section 5.12(a) within thirty
(30) days from the date of this Agreement, then upon the written request of Transferee, but only to the extent necessary to comply with Transferee's disclosure obligations under Rule 3-05 of Regulation S-X, the Alon Parties shall use commercially reasonable efforts to provide Transferee and its representatives (including its independent auditors) reasonable access during normal business hours to such historical financial information (and to those persons who are responsible for such information) that is necessary to allow Transferee to prepare the historical financial statements required by Rule 3-05 of Regulation S-X and to enable the audit thereof.

      5.13 BANK CONSENTS. The Alon Parties shall use their commercially reasonable efforts to obtain the consents of their respective lenders under their respective revolving credit and term loan agreements to the transactions contemplated by this Agreement not later than 15 days after the date of this Agreement, all of which consents are set forth on Schedule 7.3(e) and which consents shall include an undertaking on the part of such lenders to deliver at Closing the Lien

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

releases contemplated by Section 7.2(h). Transferee agrees to reasonably cooperate with the Alon Parties in obtaining such consents, including the execution of a consent agreement substantially in the form of Exhibit L attached hereto.

                                   ARTICLE VI
                               EMPLOYMENT MATTERS

      6.1 OFFERS OF EMPLOYMENT.

            (a) On or before the Closing Date, Transferors shall make available for employment the employees listed on Transferee Disclosure Schedule 6.1(a) (collectively, the "Material Employees"). Each Transferor acknowledges that Transferee and its affiliates have no obligation, and have not assumed any obligation of Transferors, to pay severance or other benefits to such employees and no such obligations have been or will be assumed by Newco 1.

            (b) Transferee, directly or through one or more of its affiliates, may extend offers of employment to or otherwise employ any of the Material Employees or any other employee of Transferors or any affiliate of Transferors whose employment was terminated by Transferors or such affiliates of Transferors as a result of or in connection with the transactions contemplated by this Agreement. Any offers so extended by Transferee shall be on such terms and conditions that Transferee shall determine in its sole discretion; provided that, as a whole, the compensation and benefits offered by Transferee shall be no less favorable than the total compensation and benefits provided to such employees by the applicable Transferor as of the date of this Agreement. Transferors acknowledge that neither Transferee nor Newco 1 shall assume any collective bargaining agreement between Transferors and any collective bargaining representative. Transferors waive, and Transferors shall cause their respective affiliates to waive, any claims against Transferee and its affiliates and any employees of Transferors or their respective affiliates who are extended an offer of employment by Transferee or its affiliates arising from such employment by Transferee or its affiliates, including any claims arising under any employment agreement, confidentiality agreement or non-competition agreement between such person and Transferors or their respective affiliates.

            (c) The Material Employees who accept offers of employment from Transferee or its affiliates made prior to the Closing shall hereinafter be referred to as the "Transferred Employees." All employment offers made to the Material Employees pursuant to this Section 6.1 shall be made sufficiently in advance of the Closing so as to give such employees reasonable time to evaluate the offers (and in no event less than 15 days prior to the Closing Date).

            (d) Effective as of the Closing, Transferee shall use commercially reasonable efforts to provide, or cause its affiliates to provide, employee benefits programs for the Transferred Employees that are reasonably comparable in the aggregate to the employee benefit programs that Transferors and their ERISA Affiliates maintained for the benefit of such Transferred Employees immediately prior to the Closing.

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

            (e) Transferee shall take such actions as are necessary to ensure that the Transferred Employees' service with Transferors and Transferors' ERISA Affiliates completed prior to the Closing ("Past Service") shall be considered as service with Transferee completed after the Closing for all purposes under any welfare benefit plan (as defined in Section 3(1) of ERISA) or vacation policy or sick pay policy maintained by Transferee, or any entity in the same controlled group of corporations as Transferee or under common control with Transferee, in which Transferred Employees are eligible to participate. Transferee shall also take such actions as are necessary to ensure that the Transferred Employees' Past Service shall be considered as service with Transferee completed after the Closing for vesting and eligibility purposes, but for no other purpose, under any pension benefit plan (as defined in Section 3(2) of ERISA) maintained by Transferee, or any entity in the same controlled group of corporations as Transferee or under common control with Transferee, in which Transferred Employees are eligible to participate.

      6.2 TRANSFERORS' EMPLOYEE LIABILITIES.

            (a) Subsequent to the Closing, Transferors shall remain liable for
(i) all accrued but unpaid wages, salary or other compensation, including all incentive compensation and bonuses, (ii) all vacation benefits and vacation pay, in each case to the extent that such are deemed owing or otherwise accrued as of the Effective Time or which are otherwise attributable to the period prior to the Effective Time, (iii) all severance pay and other amounts or benefits of any nature due, in respect of employees (including past employees and contract labor) of Transferors and their respective affiliates, and (iv) all Employee Benefit Plans and Benefit Arrangements and obligations and liabilities thereunder.

            (b) Transferors shall be responsible for complying with all Laws and obligations that may govern the termination of Transferors' employees, including compliance with any notice requirements of (i) the WARN Act and any similar state and local plant closing or mass layoff Laws and (ii) any collective bargaining agreement, in either case regardless of whether such Laws or agreements impose such requirements on Transferee or Transferors or both; and

            (c) Transferors shall be responsible for providing all employees of Transferors and other necessary persons such notice and continuation coverage rights as may be required under Section 4980B of the Code ("COBRA Notice").

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

      7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO CLOSE. The obligations of Transferee, the Alon Parties and Newco 1 to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

            (a) No Restraint. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or

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

prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

            (b) Legality of Transactions. No action shall have been taken nor any Law shall have been enacted by any Governmental Entity that makes the consummation of the transactions contemplated by this Agreement illegal; and

            (c) HSR Waiting Period. The waiting and review period (and any extension thereof) under the HSR Act shall have expired or been terminated.

      7.2 CONDITIONS TO TRANSFEREE'S OBLIGATION TO CLOSE. The obligation of Transferee to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Transferee), at or prior to the Closing, of each of the following conditions:

            (a) Governmental Consents. The authorizations consents, orders or approvals of Governmental Entities described on Schedule 7.2(a) shall have been filed, occurred, or been obtained;

            (b) Representations and Warranties. The representations and warranties of the Alon Parties set forth in this Agreement shall be true and correct (without giving effect to any materiality standard or Material Adverse Effect qualification) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations or warranties speak as of an earlier date, in which case such representations and warranties shall have been true and correct as of such specified date), except to the extent that the failure of such representations and warranties to be true and correct would not, in the aggregate, result in a Material Adverse Effect, and Transferee shall have received a certificate to such effect signed on behalf of each Alon Party by the chief executive officer or by the chief financial officer of such Alon Party;

            (c) Performance of Obligations. The Alon Parties shall have performed in all material respects (provided that any covenant or agreement of the Alon Parties contained herein that is qualified by a materiality standard shall not be further qualified hereby) all obligations required to be performed by the Alon Parties under this Agreement prior to the Closing Date, and Transferee shall have received a certificate to such effect signed on behalf of each Alon Party by the chief executive officer or by the chief financial officer of such Alon Party (such certificate, together with the certificate described in clause (b) above, the "Alon Party Closing Certificate");

            (d) Alon Ancillary Documents. The Alon Parties shall have delivered, or caused to be delivered, to Transferee the Alon Ancillary Documents pursuant to Section 2.2;

            (e) Third Party Consents. Each of the third party Consents listed on
Schedule 7.2(e) shall have been obtained and delivered to Transferee;

            (f) Permits. Each of the Permits which are assignable by Transferors shall have been assigned to Newco 1 in accordance with applicable Law, and for Permits which are not so assignable, Newco 1 shall have been issued a new replacement Permit with terms and

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

conditions reasonably satisfactory to Transferee except for Permits that are immaterial to the ownership or operation of the Contributed Assets or, in transactions similar to the transactions contemplated by this Agreement, are normally obtained by the acquirer thereunder after the consummation thereof;

            (g) Wichita Falls Pump Station. The Alon Parties shall have re-installed a pump at the terminal at Wichita Falls, Texas so as to enable shipments of refined products from such terminal into T&R's "River Pipeline"; and

            (h) Release of Liens. The Alon Parties shall have caused all of the Liens related to secured indebtedness of the Alon Parties and identified on Transferor Disclosure Schedule 3.7(b) to be released and discharged.

      7.3 CONDITIONS TO THE ALON PARTIES' AND NEWCO 1'S OBLIGATION TO CLOSE. The obligation of the Alon Parties and Newco 1 to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by Transferors), at or prior to the Closing, of each of the following conditions:

            (a) Governmental Consents. The authorizations, consents, orders or approvals of Governmental Entities described on Schedule 7.3(a) shall have been filed, occurred, or been obtained.

            (b) Representations and Warranties. The representations and warranties of the Transferee Parties set forth in this Agreement shall be true and correct in all material respects (provided that any representation or warranty of the Transferee Parties contained herein that is qualified by a materiality standard shall not be further qualified hereby) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that such representations or warranties speak as of an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such specified date), and Transferors shall have received a certificate to such effect signed on behalf of each Transferee Party by the chief executive officer or by the chief financial officer of such Transferee Party.

            (c) Performance of Obligations. Transferee shall have performed in all material respects (provided that any covenant or agreement of Transferee contained herein that is qualified by a materiality standard shall not be further qualified hereby) the obligations required to be performed by it under this Agreement prior to the Closing Date, and Transferors shall have received a certificate to such effect signed on behalf of Transferee by the chief executive officer or by the chief financial officer of Transferee (such certificate, together with the certificate described in clause (b) above, the "Transferee Closing Certificate").

            (d) Transferee Ancillary Documents. Transferee shall have delivered, or caused to be delivered, the Transferee Ancillary Documents pursuant to
Section 2.3.

            (e) Third Party Consents. Each of the third party Consents listed on
Schedule 7.3(e) shall have been obtained and delivered to Transferors.

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            (f) Closing Cash Consideration. Transferee shall have delivered the
Closing Cash Consideration in accordance with Section 1.7.

            (g) Class B Amendment. Transferee shall have adopted the Class B Amendment.

            (h) Unit Consideration. Transferee shall have delivered the Certificates.

                                  ARTICLE VIII
                                   TERMINATION

      8.1 TERMINATION.

            (a) Right to Terminate. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

                  (i) by mutual written consent of Transferee and Transferors;

                  (ii) by Transferee pursuant to the provisions of Sections 2.4;

                  (iii) by either Transferee or Transferors if the Closing shall not have occurred by April 29, 2005 (the "Termination Date"), provided, however, that this right to terminate this Agreement shall not be available to any party whose breach of this Agreement or whose affiliate's breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (iv) by either Transferee or Transferors if a Governmental Entity shall have issued an Order or taken any other action, in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable; or

                  (v) by either Transferee or Transferors in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Sections 7.2(b) or (c) or Sections 7.3(b) or (c), as applicable, and (B) cannot be or has not been cured within the shorter of (1) 20 days following receipt by the breaching party of written notice of such breach or (2) the business day immediately preceding the Termination Date (the "Cure Period").

            (b) Effect of Investigation. The right of any party hereto to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of the actual or constructive knowledge of such party regarding the subject matter giving rise to such right of termination.

      8.2 EFFECT OF TERMINATION. Upon termination of this Agreement pursuant to
Section 8.1, the undertakings of the parties set forth in this Agreement shall forthwith be of no further force and effect; provided, however, that this
Section 8.2 and Article XII and rights and remedies for

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any willful breaches of this Agreement occurring prior to such termination, in each case, shall survive any such termination.

                                   ARTICLE IX
                                 INDEMNIFICATION

      9.1 OBLIGATIONS TO INDEMNIFY.

            (a) Transferor Parties' Obligations. Subject to the terms of this
Article IX, from and after the Closing, the Alon Parties, jointly and severally, shall indemnify, defend and hold harmless the Transferee Indemnified Parties from and against any and all Losses arising or resulting from any one or more of the following:

                  (i) the Retained Liabilities;

                  (ii) the breach or nonfulfillment or nonperformance by any Alon Party (or, if occurring prior to the Closing, Newco 1) of any agreement or covenant in this Agreement or any Alon Ancillary Document;

                  (iii) any breach or inaccuracy of any representation or warranty made by any Alon Party (or, if occurring prior to the Closing, Newco 1) and contained in this Agreement, any Alon Ancillary Document, the Alon Party Closing Certificate or any other certificate delivered hereunder (without regard to any materiality or Material Adverse Effect qualifier contained therein);

                  (iv) except as disclosed in Transferor Disclosure Schedule 3.14, the failure of any of the Test/Fix Pipelines to meet as of the Closing Date the legally required mechanical integrity and other standards of the Department of Transportation and the Environmental Protection Agency (a "Mechanical Integrity Defect", and such standards, the "Mechanical Integrity Requirements"); provided, however, that Transferee must have discovered and notified Transferors of any such failure prior to the first anniversary of the Closing Date; and provided further, however, that Transferee shall give Transferors an opportunity to participate in or observe any testing performed for compliance with any Mechanical Integrity Requirements and prior to repairing any Mechanical Integrity Defect giving rise to an Indemnified Claim based on this clause (iv), (A) Transferee shall consult with Transferors regarding the repairs required to remediate such Mechanical Integrity Defect and Transferors may, at their option, promptly elect to repair such Mechanical Integrity Defect at their sole cost and expense in a manner that brings the Test/Fix Pipelines into compliance with the Mechanical Integrity Requirements, (B) if Transferors elect to repair such Mechanical Integrity Defect in accordance with the preceding clause (A), Transferee shall provide Transferors with reasonable access to the Test/Fix Pipelines for the purpose of making such repairs and Transferors shall make such repairs with a minimal of disruption to the Operations, and (C) if Transferors as promptly as practicable repair the Mechanical Integrity Defect at their sole cost and expense so as to bring the Test/Fix Pipelines into compliance with the Mechanical Integrity Requirements then Transferors shall be released from any Indemnified Claim arising based on this clause (iv);

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                  (v) the Excluded Assets; or

                  (vi) the failure of the Alon Parties to complete the deferred maintenance projects described in Transferor Disclosure Schedule 3.7(d), Items 6.a, 6.b and 6.c, prior to the Closing; provided, however, that (A) Transferee shall consult with Transferors regarding the actions required to complete such deferred projects and Transferors may, at their option, promptly elect to complete such deferred projects at their sole cost and expense in accordance with all legally required standards, (B) if Transferors elect to complete such deferred projects in accordance with the preceding clause (A), Transferee shall provide Transferors with reasonable access to the Wichita Falls Terminal and the Wichita Falls pipeline river crossing for the purpose of completing such deferred projects and Transferors shall conduct the required maintenance activities with a minimal of disruption to the Operations, and (C) if Transferors as promptly as practicable complete the deferred projects at their sole cost and expense in accordance with all legally required standards, then Transferors shall be released from any Indemnified Claim arising based on this clause (vi).

            (b) Transferee's Obligation. Subject to the terms of this Article IX, from and after the Closing, Transferee shall indemnify, defend and hold harmless the Transferor Indemnified Parties from and against any and all Losses arising or resulting from any of the following:

                  (i) the Assumed Liabilities;

                  (ii) the breach or non-fulfillment or non-performance by any Transferee Party (or, if first occurring after the Closing, Newco 1) of any agreement or covenant of any Transferee Party (or, if first occurring after the Closing, Newco 1) in this Agreement or any Transferee Ancillary Document; or

                  (iii) any breach of any warranty or the inaccuracy of any representation of any Transferee Party (or, if first occurring after the Closing, Newco 1) in this Agreement, any Transferee Ancillary Document, Transferee Closing Certificate or any other certificate delivered hereunder (without regard to any materiality qualifier contained therein).

      9.2 THIRD PARTY CLAIMS.

            (a) If any Indemnified Party receives written notice of the commencement of any action or proceeding or the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought under this Article IX (a "Third Party Claim"), and such Indemnified Party intends to seek indemnity pursuant to this Article IX, the Indemnified Party shall promptly provide the other party (the "Indemnifying Party") with notice of such Third Party Claim, which notice shall describe such Third Party Claim in reasonable detail, including all relevant factual background) and the basis on which the Indemnified Party is entitled to indemnification hereunder. The Indemnifying Party shall be entitled to participate in or, at its option, assume the defense, appeal or settlement of such Third Party Claim. Such defense, appeal or settlement shall be conducted through counsel selected by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld

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or delayed, and the Indemnified Party shall fully cooperate with the
Indemnifying Party in connection therewith. In the event that the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party will not assume the defense of such Third Party Claim or otherwise fails to assume the defense or settlement of any Third Party Claim within 15 days after receipt of notice thereof, the Indemnified Party shall have the right to undertake the defense, appeal or settlement of such Third Party Claim at the expense and for the account of the Indemnifying Party.

            (b) The Indemnified Party shall be entitled, at its own expense, to participate in the defense of such Third Party Claim; provided, however, that the Indemnifying Party shall pay the attorneys' fees of the Indemnified Party if
(i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such Third Party Claim, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such Third Party Claim,
(iii) the Indemnified Party shall have reasonably concluded that there may be defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, or (iv) the Indemnified Party's counsel shall have advised the Indemnified Party in writing, with a copy delivered to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel.

            (c) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval shall not be unreasonably withheld) before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of any Third Party Claim or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgment could have an adverse effect on its business, operations, assets or financial condition.

            (d) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a full and unconditional release from all liability in respect of such Third Party Claim.

            (e) Notwithstanding Section 9.2(a), the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission or acknowledgment of any Third Party Claim (i) as to which the Indemnifying Party fails to assume the defense within 15 days after receipt of notice thereof or (ii) to the extent the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, would adversely affect the business, operations, assets, or financial condition of the Indemnified Party; provided, however, that the Indemnified Party shall make no settlement, compromise, admission, or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

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      9.3 DIRECT CLAIMS.

            (a) Notice of Indemnified Claims. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to
Section 9.2 because no Third Party Claim is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Losses which such Indemnified Party claims are subject to indemnification under the terms hereof (the "Indemnified Claims"). Subject to the limitations otherwise set forth in this Article IX, the failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

            (b) Contested Claims. Each Indemnified Claim shall (i) reference the indemnity claim to which it relates and shall state the date upon which such indemnity claim was first asserted; (ii) describe the nature of the Losses incurred by the Indemnified Party; (iii) describe the reason that the Losses are recoverable from the Indemnified Party; (iv) state the amount of the Losses; and
(v) provide copies of all available documentation supporting the amount of the Losses. The Indemnifying Party shall have 30 days following receipt of an Indemnified Claim to review such claim. The Indemnified Party shall make a representative reasonably available during this period to respond to any questions by the Indemnifying Party concerning the Indemnified Claim. If the Indemnifying Party objects to all or any portion of the Indemnified Claim (an "Objection"), the Indemnifying Party shall deliver its Objection in writing to the Indemnified Party. Each such Objection shall state (A) if applicable, why the Indemnified Claim is not recoverable from the Indemnifying Party; (B) the amount of Losses objected to by the Indemnifying Party (the "Contested Amount"); and (C) if applicable, the amount of the Losses not objected to by the Indemnifying Party (the "Uncontested Amount"). Any Objection by the Indemnifying Party to an Indemnified Claim that is not received by the Indemnified Party within 30 days of the Indemnifying Party's receipt of such Indemnified Claim shall be deemed waived.

            (c) Uncontested Claims. If the Indemnifying Party does not object to an Indemnified Claim from an Indemnified Party or fails to tender an Objection within 30 days following its receipt of a Indemnified Claim from an Indemnified Party, the Indemnifying Party shall promptly (but in any event within five days after expiration of such 30-day period) tender payment to the Indemnified Party in the amount of the Indemnified Claim in accordance with Section 9.8. Upon the Indemnified Party's receipt of an Objection, the Uncontested Amount, if any, shall promptly (but in any event within five days after such receipt) be tendered by the Indemnifying Party in accordance with Section 9.8.

            (d) Resolution. The resolution of any Indemnification Dispute concerning an Objection shall be made according to the procedures set forth in
Section 9.4. The Indemnified Party and the Indemnifying Party shall abide by any resolution reached pursuant thereto. Upon receipt of any arbitration decision or other resolution reached pursuant thereto, or any other final judgment entitling an Indemnified Party to indemnification, the Indemnifying Party shall promptly (but in any event within five days after receipt of such decision, resolution or judgment) tender payment to the Indemnified Party in the amount of such arbitration award, resolved amount or final judgment, as the case may be in accordance with Section 9.8.

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            (e) No Waiver. Subject to the limitations otherwise set forth in this Article IX, the failure of any Indemnified Party to exercise promptness in notification of an Indemnified Claim, seeking payment of such a claim or seeking other treatment of such a claim, shall not amount to a waiver or limitation of such Indemnified Claim unless and to the extent the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

      9.4 DISPUTE RESOLUTION - INDEMNIFICATION.

            (a) The parties agree that the following dispute resolution procedures shall govern any dispute arising out of or in connection with any claims for indemnification pursuant to this Article IX (an "Indemnification Dispute").

            (b) In the event of an Indemnification Dispute, either party may initiate negotiation proceedings by sending a letter (the "Negotiation Letter") to the other party in which event the parties shall attempt in good faith to resolve any Indemnification Dispute promptly by negotiation. Such Negotiation Letter shall set forth the particulars of the dispute, the terms of the Agreement that are involved and a suggested resolution. The recipient of the letter must respond within 20 days and include a response to the proposed solution. If the matter has not been resolved within 60 days of a party's request for negotiation (the "Negotiation Period"), either party may initiate arbitration as provided below.

            (c) In the event of an Indemnification Dispute that is not resolved within the Negotiation Period, either party may seek expedited and binding arbitration administered by the American Arbitration Association ("A.A.A.") according to its Commercial Arbitration Rules subject to the following procedures:

                  (i) The party desiring to initiate arbitration in connection with any Indemnification Dispute shall notify the other party in writing, which notice shall include a demand for arbitration and include a statement of the matter in controversy in reasonable detail setting forth the basis of the Indemnification Dispute and the relief being sought, and shall file a copy of the demand for arbitration with the Administrator of the A.A.A. in Dallas, Texas together with the appropriate filing fee.

                  (ii) The party receiving such notice must file any response or counterclaim within 30 days after service of the demand. Failure to file a counterclaim or response shall not operate to delay the arbitration proceedings.

                  (iii) The initiating party must file a response to any counterclaim within 15 days of the filing of the counterclaim.

                  (iv) After the filing of the claim, response and counterclaim, and any response to counterclaims, no further claims or counterclaims may be made, except on motion to the arbitrators.

                  (v) The case shall be submitted to a panel of three independent and impartial arbitrators jointly selected by the parties. If, after a period of 15 days from the filing of

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the demand for arbitration, the parties are unable to jointly agree on the identity of the three arbitrators, each party shall then appoint one arbitrator within 15 days of the expiration of such 15 day period. If either party fails to appoint an arbitrator, the A.A.A. shall, at the request of one of the parties, appoint the second arbitrator. The two arbitrators so selected shall within 15 days after their designation select a neutral third arbitrator, who will serve as the chair of the panel ("Chair"). If the two arbitrators are unable to select a third arbitrator, the A.A.A. shall, at the request of one of the parties, appoint the third arbitrator, who will serve as the Chair. Each arbitrator must agree in writing prior to his or her acceptance as an arbitrator to abide by the terms and conditions of this Agreement.

                  (vi) Once appointed, the arbitrators shall schedule a pre-hearing status conference to be held in Dallas, Texas not more than 14 days from the date of their appointment, and shall appoint a time for a final hearing to be held in Dallas, Texas not more than 30 days from the date of the status conference. The final hearing shall conclude no later than 30 days after its commencement. The arbitrators shall render a written decision within 10 days from the conclusion of the final hearing setting forth the arbitrators' determination (and stating with reasonable detail the reasons for the determination reached). Each party shall bear its own cost of preparing for and presenting its case, including attorney's fees. The cost of arbitration, including the fees and expenses of the arbitrators, will be shared equally by each party, unless the arbitrators determine otherwise.

                  (vii) The Chair shall conduct discovery and resolve all discovery disputes. The Chair shall authorize such discovery as may be shown to be necessary to ensure a fair hearing; provided, however, that such discovery shall be completed within 20 days from the date of the status conference. Except as needed for presentation in lieu of a live appearance, each party shall be limited to three business days (9:00 a.m. to 5:00 p.m.) of depositions. This limitation shall apply to each separate arbitration that may be conducted pursuant to this Agreement. The parties shall be entitled to engage in document discovery by requesting production of documents. The parties shall use their commercially reasonable efforts to serve responses or objections to such requests within 10 days after receipt of such a request. The Chair shall resolve any discovery disputes by such prehearing conference(s) as such arbitrator may deem necessary. The parties agree that the Chair and any counsel of record to the proceeding shall have the power of subpoena process and the power to compel the parties to appear and produce documents for the purpose of the proceeding.

                  (viii) The arbitrators shall not be bound by the rules of evidence or of civil procedure, but rather may consider such writings and oral presentations as such arbitrators or the parties may deem desirable or necessary. Prior to testifying, whether directly in the presence of the arbitrators or through depositions, each witness shall be sworn to tell the truth, subject to the perjury laws of the State of Texas.

                  (ix) A majority of the arbitrators may award injunctive relief or any other legal or equitable remedy available from a court, including the joinder of parties or consolidation of this arbitration with any other involving common issues of law or fact which may promote judicial economy.

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                  (x) This dispute resolution procedure is intended to be the exclusive method of resolving any Indemnification Dispute.

                  (xi) Either party may apply to the United States District Court for the Northern District of Texas to enforce any portion of this arbitration agreement (as provided in USC Section 3) or to enter judgment upon the award (as provided in 8 U.S.C. Section 9). Each party agrees that the arbitration provisions set forth in this Section 9.4 and the decision and the award of the arbitrators shall be treated as an absolute and final bar to any suit instituted in any federal, state or local court relating to the Indemnification Dispute, except as provided in the Federal Arbitration Act.

                  (xii) It is agreed that from the time of the filing of the demand for arbitration to no more than 10 days after the status conference, the parties shall meet and endeavor to formulate a written agreement governing as many of the other aspects of the arbitration proceeding as can be resolved or agreed upon, subject to the procedures and principles set forth herein, subject to the Federal Arbitration Act, and subject to the Commercial Arbitration Rules. In particular, the parties shall endeavor to reach agreement as to the specific legal principles that the arbitrators shall apply to resolve the Indemnification Dispute, stipulate to as many facts as possible, and frame as narrowly as possible the issues which are submitted to the arbitrators for resolution.

                  (xiii) All aspects of an arbitration conducted pursuant to this Section 9.4 shall be and remain confidential and all participants shall be bound by judicially enforceable obligations of strict confidentiality except to the extent the parties agree in writing to waive in whole or part such confidentiality, or as otherwise required by applicable Law.

                  (xiv) If any provision of this Section 9.4 is adjudged to be void or otherwise unenforceable, in whole or in part, such adjudication shall not effect the validity of the remainder of this Agreement.

                  (xv) The arbitration shall follow the substantive law of the State of Texas. This shall include the provisions of statutory law dealing with arbitration, as it may exist at the time of the demand for arbitration, insofar as said provisions are not in conflict with this Agreement.

      9.5 LIMITS OF LIABILITY.

            (a) Minimum Loss; Cap. No Indemnified Party shall be entitled to be indemnified for Losses pursuant to Section 9.1(a)(iii) or Section 9.1(b)(iii) unless and until the respective aggregate amount of all such Losses exceeds $750,000 (the "Minimum Loss"). After the Minimum Loss is exceeded, the Indemnified Party shall be entitled to be paid the entire amount of any Losses pursuant to Section 9.1(a)(iii) or Section 9.1(b)(iii), which exceed the Minimum Loss, subject to the other provisions of this Agreement; provided, however, that
(i) the aggregate liability of Transferee for Losses under Section 9.1(b)(iii) shall not exceed $20,000,000 and (ii) the aggregate liability of the Alon Parties for Losses under Section

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9.1(a)(iii), together with Environmental Costs and Liabilities under the
Environmental Agreement, shall not exceed $20,000,000.

            (b) Minimum Claim. If any claim or groups of related claims for indemnification by an Indemnified Party that is indemnifiable under Section 9.1(a)(iii) or Section 9.1(b)(iii) of this Agreement results in respective aggregate Losses to such Indemnified Party that do not exceed $10,000, such Losses shall not be deemed to be Losses under this Agreement and shall not be eligible for indemnification under this Article IX.

            (c) No Special Damages. In no event shall any Indemnifying Party be liable to any Indemnified Party with respect to any matter arising under or in relation to this Agreement for any special, consequential, punitive or exemplary damages, except to the extent such damages are included within a judgment rendered against an Indemnified Party with respect to a Third Party Claim for which indemnification is available under the terms of this Article IX; provided, however, that this Section 9.5(c) shall not apply to limit the damages a party may seek under this Article IX with respect to any breach by any other party under the Pipelines and Terminals Agreement to the extent such damages are allowable under the Pipelines and Terminals Agreement.

      9.6 SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. Covenants contained in this Agreement, the Alon Ancillary Documents or the Transferee Ancillary Documents shall survive the Closing and shall continue thereafter until fully performed. The representations and warranties contained in this Agreement, the Alon Ancillary Documents or the Transferee Ancillary Documents, shall survive the Closing and shall continue thereafter notwithstanding such Closing or any investigation made by or on behalf of the party entitled to the benefit thereof or any knowledge of such party; provided, however, that (a) the representations and warranties set out in Sections 3.3 (other than Section 3.3(a)), 3.4, 3.5, 3.6, 3.7 (other than Sections 3.7(a), 3.7(b), 3.7(f), 3.7(g)
and 3.7(h)), 3.9, 3.10, 3.11, 3.12, 3.14, 3.15, 3.16, 3.17, 3.18, 3.19 and 3.22
and Sections 4.3 (other than 4.3(a)), 4.4, 4.6 and the corresponding representations and warranties set out or incorporated in the certificates to be delivered pursuant to this Agreement, shall terminate on the first anniversary of the Closing Date, (b) the representations and warranties set out in Sections 3.1, 3.2, 3.3(a), 3.7(a), 3.7(b), 3.7(f), 3.7(g), 3.7(h), 3.8, 3.13, 3.21 and
Sections 4.1, 4.2, 4.3(a), 4.5 and 4.7 and the corresponding representations and warranties set out or incorporated in the certificates to be delivered pursuant to this Agreement, shall terminate following the tenth day after the expiration of all applicable statutes of limitation with respect to such representations and warranties (after taking into account all extensions and suspensions thereof), and (c) the representations and warranties contained in Section 3.20 shall terminate at Closing. Any claim by a party in respect of such representations and warranties must be made in writing prior to the expiration of such periods.

      9.7 EXCLUSIVE REMEDY. After the Closing and subject to Section 12.8, the provisions of this Article IX and the Environmental Agreement shall be the exclusive basis for assertion of claims against, or the imposition of liability on, any party by another party hereto with respect to any breach of, or other failure to meet any obligation under, this Agreement; provided, however, that any right to indemnification pursuant to Article IX hereof shall be cumulative to and not exclusive of any remedies available to a party under the Pipelines and Terminals Agreement;

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provided, further, that the foregoing proviso shall not entitle any party or its affiliates to any duplicative recoveries.

      9.8 PAYMENTS. All payments to be made by an Indemnifying Party to any Indemnified Party pursuant to this Article IX shall be made by wire transfer of immediately available funds to an account designated by the Indemnified Party. Any payments pursuant to this Article IX shall be treated as an adjustment to the Aggregate Consideration which shall not be treated as a capital contribution under the Transferee Partnership Agreement or otherwise affect the parties capital accounts under Section 5.5 of the Transferee Partnership Agreement.

      9.9 ADMINISTRATION OF INDEMNITY CLAIMS. Notwithstanding anything else in this Article IX, any claim for indemnification pursuant to this Article IX, whether for a Third Party Claim pursuant to Section 9.2 or a direct claim pursuant to Section 9.3, (a) on behalf of a Transferee Indemnified Party must be made and administered by Transferee, or its successors or assigns as permitted herein, and (b) on behalf of a Transferor Indemnified Party must be made and administered by Alon USA, or its successors and assigns as permitted herein.

                                   ARTICLE X
                          INTERPRETATION; DEFINED TERMS

      10.1 INTERPRETATION. It is expressly agreed that this Agreement shall not be construed against any party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. Each party hereto agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that this Agreement contemplates. In construing this Agreement:

            (a) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

            (b) the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions;

            (c) a defined term has its defined meaning throughout this Agreement and each Exhibit, Annex and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

            (d) each Exhibit, Annex and Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any Exhibit, Annex or Schedule, the provisions of the main body of this Agreement shall prevail;

            (e) the term "cost" includes expense and the term "expense" includes cost;

            (f) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof;

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            (g) the inclusion of a matter on a Schedule in relation to a representation or warranty shall not be deemed an indication that such matter necessarily would, or may, breach such representation or warranty absent its inclusion on such Schedule;

            (h) any reference to a statute, regulation or law shall include any amendment thereof or any successor thereto and any rules and regulations promulgated thereunder;

            (i) currency amounts referenced herein, unless otherwise specified, are in U.S. Dollars;

            (j) unless the context otherwise requires, all references to time shall mean time in Dallas, Texas;

            (k) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified; and

            (l) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).

      10.2 REFERENCES, GENDER, NUMBER. All references in this Agreement to an "Article," "Section," "subsection," "Exhibit" or "Schedule" shall be to an Article, Section, subsection, Exhibit or Schedule of this Agreement, unless the context requires otherwise. Unless the context clearly requires otherwise, the words "this Agreement," "hereof," "hereunder," "herein," "hereby," or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Cross-references in this Agreement to a subsection or a clause within a Section may be made by reference to the number or other subdivision reference of such subsection or clause preceded by the word "Section," such as, by way of example,
Section 3.20(a)(i). Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

      10.3 DEFINED TERMS. Unless the context expressly requires otherwise, the respective terms defined in this Section 10.3 shall, when used in this Agreement, have the respective meanings herein specified, with each such definition to be equally applicable both to the singular and the plural forms of the term so defined.

      "A.A.A." shall have the meaning set forth in Section 9.4(c).

      "Action" shall mean any claim, action, suit, investigation, inquiry, proceeding, condemnation or audit by or before any court or other Governmental Authority or any arbitration proceeding.

      "affiliate" shall mean, with respect to a specified person, any other person controlling, controlled by or under common control with that first person. As used in this definition, the term "control" includes (a) with respect to any person having voting securities or the equivalent and elected directors, managers or persons performing similar functions, the ownership of or power

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to vote, directly or indirectly, voting securities or the equivalent representing 50% or more of the power to vote in the election of directors, managers or persons performing similar functions, (b) ownership of 50% or more of the equity or equivalent interest in any person and (c) the ability to direct the business and affairs of any person by acting as a general partner, manager or otherwise.

      "Aggregate Consideration" shall have the meaning set forth in Section 1.7(a).

      "Agreement" shall have the meaning set forth in the preamble.

      "Alon Ancillary Documents" shall mean each agreement, document, instrument or certificate to be delivered by the Alon Parties or Newco 1 at the Closing pursuant to Section 2.2 hereof and each other document or Contract entered into by an Alon Party or Newco 1 in connection with this Agreement or the Closing.

      "Alon LP" shall have the meaning set forth in the preamble.

      "Alon Parties" shall have the meaning set forth in the preamble.

      "Alon Party Closing Certificate" shall have the meaning set forth in
Section 7.2(c).

      "Alon Party Organizational Documents" shall have the meaning set forth in
Section 3.1.

      "Alon Refining" shall have the meaning set forth in the preamble.

      "Alon USA" shall have the meaning set forth in the preamble.

      "Ancillary Documents" means, collectively, the Transferee Ancillary Documents and the Alon Ancillary Documents.

      "Assignee" shall have the meaning set forth in Section 12.7(b).

      "Assignment and Assumption Agreement" shall have the meaning set forth in
Section 2.2(g).

      "Assignor" shall have the meaning set forth in Section 12.7(b).

      "Assumed Contracts" shall have the meaning set forth in Section 1.1(h).

      "Assumed Liabilities" shall have the meaning set forth in Section 1.3(a).

      "Benefit Arrangement" means any employment, consulting, severance or other similar contract, arrangement or policy, practice and procedure, and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or

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other benefits) or for deferred compensation, profit-sharing bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensations or post-retirement insurance, compensation or benefits which (a) is not a Welfare Plan, Pension Plan, or Multiemployer Plan, (b) is entered into, maintained, contributed to or required to be contributed to, as the case may be, by any Transferor or any ERISA Affiliate or under which any Transferor or any ERISA Affiliate may incur any liability, and (c) covers any employee or former employee of any Transferor or any ERISA Affiliate (with respect to their relationship with such entities).

      "Bills of Sale" shall have the meaning given such term in Section 2.2(c).

      "business day" means any day on which banks are open for business in Texas, other than Saturday or Sunday.

      "Cash Consideration" means an amount in cash equal to $120,000,000.

      "CERCLA" shall have the meaning given such term in the definition of "Hazardous Materials."

      "Certificates" shall have the meaning given such term in Section 2.3(f).

      "Chair" shall have the meaning set forth in Section 9.4(c)(v).

      "Class B Amendment" shall have the meaning set forth in Section 2.3(e).

      "Class B Units" means the Class B Subordinated Units representing limited partner interests in the Transferee.

      "Closing" shall have the meaning set forth in Section 2.1.

      "Closing Cash Consideration" means an amount in cash equal to the difference between the Cash Consideration minus the aggregate Deficiency Amount, if any.

      "Closing Date" shall have the meaning set forth in Section 2.1.

      "COBRA Notice" shall have the meaning set forth in Section 6.2(c).

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidential Information" shall have the meaning set forth in Section 11.3(a)(i).

      "Consents" means all authorizations, consents, orders or approvals of, or registrations, declarations or filings with, or expiration of waiting periods imposed by, any Governmental Entity, in each case that are necessary in order to consummate the transactions contemplated by this Agreement and the other Ancillary Documents, and all consents and approvals of third parties necessary to prevent any conflict with, violation or breach of, or default under, the Material Contracts.

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      "Contested Amount" shall have the meaning set forth in Section 9.3(b).

      "Contract" shall mean any written or oral contract, agreement, indenture, instrument, note, bond, loan, lease, mortgage, franchise, license agreement, purchase order, binding bid or offer, binding term sheet or letter of intent or memorandum, commitment, letter of credit or any other legally binding arrangement, including any amendments or modifications thereof and waivers relating thereto.

      "Contributed Assets" shall have the meaning set forth in Section 1.1.

      "Copyrights" shall have the meaning set forth in Section 1.1(j).

      "Cure Period" shall have the meaning set forth in Section 8.1(a)(v).

      "Deficiency Amount" shall have the meaning given such term in Section 2.4(d).

      "DOJ" means the United States Department of Justice.

      "Easements" means, collectively, the Pipeline Easements and the Terminal Easements.

      "Effective Time" shall have the meaning set forth in Section 2.1.

      "Employee Benefit Plans" means any "employee benefit plan" within the meaning of Section 3(3) of ERISA and any bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, vacation, severance, disability, death benefit, hospitalization or insurance plan that provides or provided benefits to any present or former employee or contractor of Transferor or any ERISA Affiliate maintained by any such entity or as to which any such entity has any liability or obligation.

      "Encumbrances" means options, warrants, calls, rights of purchase or consent rights.

      "Environmental Agreement" shall have the meaning given such term in
Section 2.2(e).

      "Environmental Costs or Liabilities" means any losses, liabilities, fines, penalties, judgments, settlements, actions, claims and capital expenditures (including, without limitation, reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants, and the costs of investigation or feasibility studies and performance of remedial or removal actions and cleanup activities) required under any Environmental Laws or under any order or contract with any Governmental Entity or any private or public person relating to environmental matters, in each case as in effect from time to time prior to the Closing Date.

      "Environmental Laws" shall have the meaning set forth in the definition of "Hazardous Materials" in this Section 10.3.

      "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization with respect to the Contributed Assets that is required by applicable Environmental Laws.

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      "Equipment" shall have the meaning given such term in Section 1.1(c).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with or under "common control" with any Transferor as defined in Section 414(b) or (c) of the Code.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Assets" shall have the meaning set forth in Section 1.2.

      "Fee Land" means, collectively, the Pipeline Fee Land and the Terminal Fee Land.

      "Fin-Tex" shall have the meaning set forth in the preamble.

      "FTC" means the United States Federal Trade Commission.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "General Arbitration Notice" shall have the meaning set forth in Section 12.9(b)(i).

      "General Dispute" shall have the meaning set forth in Section 12.9(a).

      "General Dispute Negotiation Period" shall have the meaning set forth in
Section 12.9(a)(iii).

      "Governmental Entity" means any Federal, state, local or foreign court or governmental agency, authority or instrumentality or regulatory body.

      "Hazardous Materials" means and includes, but shall not be limited to, any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials or any hazardous or toxic wastes or substances which are included under or regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted prior to the Closing, as they may be amended from time to time prior to the Closing) pertaining to environmental regulations, emissions, discharges, contamination, clean-up or disclosures and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. ("CERCLA"); the Federal Resource Conversation

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and Recovery Act, 42 U.S.C. Section 6901 et seq. ("RCRA"); Superfund Amendments
and Reauthorization Act of 1986, Public Law No. 99-499 ("SARA"); the Federal Clean Air Act, 42 U.S.C 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq. ("TSCA"); the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; and any other superlien or environmental clean-up or disclosure statutes (all such laws, rules, regulations being referred to collectively as "Environmental Laws").

      "HEP Opco" shall have the meaning set forth in the preamble.

      "HEP Pipeline" means HEP Pipeline GP, LLC, a Delaware limited liability company and a wholly owned affiliate of HEP Opco.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Improvements" means, collectively, the Pipeline Improvements and the Terminal Improvements.

      "Indemnification Dispute" shall have the meaning set forth in Section 9.4(a).

      "Indemnified Claims" shall have the meaning set forth in Section 9.3(a).

      "Indemnified Parties" means the Transferee Indemnified Parties and the Transferor Indemnified Parties, as applicable.

      "Indemnifying Party" shall have the meaning set forth in Section 9.2(a).

      "Indenture" shall have the meaning set forth in Section 11.6(b).

      "Intellectual Property" shall have the meaning set forth in Section
1.1(l).

      "knowledge" and any variations thereof or words to the same effect shall mean (a) with respect to the Transferee Parties, actual knowledge after reasonable inquiry of the following persons: Matthew P. Clifton, Stephen J. McDonnell, W. John Glancy, James D. Townsend and Dean Ridenour; and (b) with respect to the Alon Parties, actual knowledge after reasonable inquiry of the following persons: Jeff D. Morris, Claire A. Hart, Joe A. Concienne, Randy Hillman, Shai Even, Joseph Israel and Harlin R. Dean.

      "Laws" means all statutes, laws, rules, regulations, Orders, ordinances, writs, injunctions, judgments and decrees of all Governmental Entities.

      "Leases" means, collectively, the Pipeline Leases and the Terminal Leases.

      "liabilities" shall include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, commitment, obligation or responsibility, whether

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fixed or continent, known or unknown, asserted or unasserted, choate or inchoate, liquidated or unliquidated, secured or unsecured.

      "Liens" means, collectively, any mortgage, pledge, lien, claim, charge, security interest, restriction, lease, tenancy, other possessory interest, right of purchase, conditional sales obligation or other encumbrance of any kind.

      "Losses" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses (including those incurred with investigating, preparing, defending, bringing or prosecuting any claim, action, suit or proceeding), deficiencies or other charges. Notwithstanding the foregoing, in determining the amount of any Losses for which a party is entitled to indemnification pursuant to Article IX, the amount of such Losses shall be reduced by all insurance proceeds under the title insurance provided for in Section 2.2(k) relating to such Losses which are received by the Indemnified Party.

      "Material Adverse Effect" means any change, circumstance, result, effect, event or fact (whether or not (a) foreseeable or known as of the date of this Agreement or the Closing Date or (b) covered by insurance) that has a material and adverse effect on Alon USA and its controlled affiliates, taken as a whole, or on the business, prospects, assets, financial condition or results of operations of the Pipeline and Terminal Assets, or the Operations, taken as a whole, or that materially impairs the ability of any of the Alon Parties to perform their respective obligations under this Agreement and the other Ancillary Documents to which they are parties or prevents the consummation of the transactions contemplated hereby and thereby; provided, however, that no change, circumstance, result, effect, event or fact shall be deemed (individually or in the aggregate) to constitute, nor shall any of the foregoing be taken into account in determining whether there has been or may be, a Material Adverse Effect, to the extent that such change, circumstance, result, effect, event or fact results from (a) a general deterioration in the economy or in the economic conditions prevalent in the industry in which Alon USA and Transferor operate, which does not disproportionately affect Alon USA, the Contributed Assets or the Operations (and Transferee acknowledges that the operation of the "Longhorn Pipeline" and any changes, circumstances, results, effects, events or facts resulting therefrom shall not constitute a Material Adverse Effect); (b) actions taken by Transferee or any of its affiliates; (c) compliance with the terms of, or the taking of any action required or permitted (including, if permitted with consent of the other party, after such consent has been obtained) by, this Agreement or any other Ancillary Document; or (d) any matter contemplated by Section 2.4 of this Agreement.

      "Material Contract" means any of the following Contracts with respect to the Pipeline and Terminal Assets (excluding any Contracts to be executed and delivered pursuant to this Agreement): (a) any Contract under which Transferor or any affiliate of Transferor has outstanding indebtedness for borrowed money with respect to any of the Pipeline and Terminal Assets or the Operations or with respect to which Transferor or any affiliate of Transferor has guaranteed the obligations of any other person for borrowed money with respect to any of the Pipeline and Terminal Assets or the Operations; (b) any Contract of surety, guarantee or indemnification by Transferor or any affiliate of Transferor that relates primarily to any of the Pipeline and Terminal Assets or the Operations and either (i) was entered into outside the

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ordinary course of business or (ii) that reasonably could be expected to involve an aggregate sum in excess of $50,000; (c) any Contract containing a covenant not to compete with respect to or involving any of the Pipeline and Terminal Assets or the Operations or other geographical limitation or other restriction on areas in which Transferor or its transferee can conduct business; (d) any Contract between Transferor and any affiliate of Transferor relating to the provision of goods or services to the Operations by Transferor or any affiliate of Transferor which will survive the Closing; (e) any Contract that is reasonably expected either (i) to commit Transferor or any affiliate of Transferor to aggregate expenditures of more than $50,000 in any calendar year with respect to any of the Pipeline and Terminal Assets or the Operations or
(ii) to give rise to anticipated receipts of more than $100,000 in any calendar year with respect to the Operations; (f) any management service, consulting or other similar type of Contract that is reasonably expected to commit Transferor or any affiliate of Transferor to aggregate fees or other compensation of more than $100,000 in any calendar year with respect to the Operations; (g) any Contract involving the storage, throughput, processing or transportation of crude oil, feedstocks, petroleum or petroleum products with respect to or involving or affecting the Operations; (h) any power of attorney issued by Transferor in relation to the Operations; (i) any Contract relating to product exchange transactions with respect to or including or affecting any of the Pipeline and Terminal Assets or the Operations; (j) any joint venture, partnership or similar arrangement relating to any of the Pipeline and Terminal Assets or the Operations; or (k) any Assumed Contracts that are material to the Operations.

      "Material Damage or Condemnation" shall mean (i) any damage to or destruction of any Pipeline and Terminal Asset for which the net cost of repair or replacement (taking into account any insurance, indemnities, contributions and other rights of recovery from third parties which are included in the Contributed Assets, or made available to Transferee pursuant to Section 5.8, and payable in respect thereof) could reasonably be expected to exceed $3,000,000, or (ii) any condemnation which results in a taking of any Pipeline and Terminal Asset which has a replacement cost in excess of $3,000,000.

      "Material Employees" shall have the meaning set forth in Section 6.1(a).

      "Mechanical Integrity Defect" shall have the meaning set forth in Section 9.1(a)(iv).

      "Mechanical Integrity Requirements" shall have the meaning set forth in
Section 9.1(a)(iv).

      "Minimum Loss" shall have the meaning set forth in Section 9.5(a).

      "Negotiation Letter" shall have the meaning set forth in Section 9.4(b).

      "Negotiation Period" shall have the meaning set forth in Section 9.4(b).

      "Newco 1" shall have the meaning set forth in the preamble.

      "Newco 1 Equity Interests" shall have the meaning set forth in the preamble.

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      "Newco 2" shall have the meaning set forth in the preamble.

      "Newco 2 Equity Interests" shall have the meaning set forth in the preamble.

      "OFAC" shall have the meaning given such term in Section 3.10.

      "Objection" shall have the meaning set forth in Section 9.3(b).

      "Operating Statements" shall have the meaning set forth in Section 3.6(a).

      "Operations" shall have the meaning set forth in Section 1.1.

      "Order" shall mean any order, writ, injunction, decree, compliance or consent order or decree, settlement agreement, schedule and similar binding legal agreement issued by or entered into with a Governmental Entity.

      "Past Service" shall have the meaning set forth in Section 6.1(e).

      "Patents" shall have the meaning set forth in Section 1.1(k).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Permits" shall have the meaning given such term in Section 3.4.

      "Permitted Liens" shall mean any of the following matters: (a) any (i) inchoate Liens or similar charges constituting or securing the payment of expenses which were incurred incidental to the conduct of the Operations or the operation, storage, transportation, shipment, handling, repair, construction, improvement or maintenance of the Pipeline and Terminals Assets for which the associated expenses will be fully satisfied on or before the Closing, and (ii) materialman's, mechanics', repairman's, employees', contractors', operators', warehousemen's, barge or ship owner's and carriers' Liens or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business incidental to the conduct of the Operations or the ownership and operation of the Pipeline and Terminals Assets, securing amounts the payment of which is not delinquent and that will be paid in the ordinary course of business or, if delinquent, that are being contested in good faith with any Action to foreclose or attach any of the Pipeline and Terminals Assets on account thereof properly stayed; provided that, Transferors shall be responsible for, and shall promptly pay when due, all amounts finally determined to be owed that are the subject of such contest; (b) any Liens for Taxes not yet delinquent or, if delinquent, that are being contested by Transferors in good faith in the ordinary course of business and disclosed in Schedule 3.13 with any Action to foreclose or attach any of the Pipeline and Terminals Assets on account thereof properly stayed; provided that, Transferors shall be responsible for, and shall promptly pay when due, all amounts finally determined to be owed that are the subject of such contest, other than amounts which are the obligation of Transferee under Section 2.6; (c) any Liens or security interests reserved in leases, rights-of-way or other real property interests for rental or for compliance with the terms of such leases, rights-of-way or other real property interests, provided payment of the debt secured is not delinquent or, if delinquent, is being contested in good faith in the ordinary course of business

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

with any Action to foreclose or attach any of the Pipeline and Terminals Assets on account thereof properly stayed; provided, that the affected party shall be responsible for, and shall promptly pay when due, all amounts finally determined to be owed that are the subject of such contest, other than amounts which are the obligation of the other party under this Agreement or the Ancillary Documents; (d) all prior reservations of minerals in and under or that may be produced from any of the lands constituting part of the Pipeline and Terminals Assets or on which any part of the Pipeline and Terminals Assets is located; (e) all Liens (other than Liens for borrowed money), charges, easements, restrictive covenants, encumbrances, Contracts, instruments, obligations, discrepancies, conflicts, shortages in area or boundary lines, encroachments or protrusions, or overlapping of improvements, defects, irregularities and other matters affecting or encumbering title to the Pipeline and Terminals Assets which individually or in the aggregate are not such as to unreasonably or materially interfere with or prevent any material operations conducted on the Pipeline and Terminals Assets by Transferors in the manner operated on the date of this Agreement; (f) rights reserved to or vested in any Governmental Entity to control or regulate any of the Pipeline and Terminal Assets or the Operations and all Laws of such authorities, including any building or zoning ordinances and all Environmental Laws; (g) any Contract, easement, instrument, Lien, permit, amendment, extension or other matter entered into by a party in accordance with the terms of this Agreement or in compliance with the approvals or directives of the other party made pursuant to this Agreement; (h) any Lien created by Transferee; (i) all Post-Closing Consents; (j) defects in the early chain of the title consisting of the mere failure to recite marital status in a document or omissions of successions of heirship proceedings, unless such failure or omission results in another person's superior claim of title to the Pipeline Easements or relevant portion thereof; (k) any assertion of a defect based on a lack of a survey with respect to the Pipelines; and (l) any title defect affecting (or the termination or expiration of) any easement, right of way, leasehold interest or fee interest affecting property over which the Pipelines pass which has been replaced prior to the date of this Agreement by an easement, right of way, leasehold interest or fee interest covering substantially the same land or the portion thereof used by Transferors.

      "person" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

      "Pipeline and Terminal Assets" means, collectively, the Pipeline Assets and the Terminal Assets.

      "Pipeline Assets" shall have the meaning given such term in Section
1.1(a).

      "Pipeline Conveyance" shall have the meaning set forth in Section 2.2(b).

      "Pipeline Easements" shall have the meaning set forth in Section 1.1(a)(iii).

      "Pipeline Fee Land" shall have the meaning set forth in Section 1.1(a)(i).

      "Pipeline Improvements" shall have the meaning set forth in Section 1.1(a)(iv).

      "Pipeline Leases" shall have the meaning set forth in Section 1.1(a)(ii).

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      "Pipeline Real Property" means, collectively, the Pipeline Fee Land, the
Pipeline Leases, the Pipeline Easements and the Pipeline Improvements.

      "Pipelines" shall have the meaning set forth in Section 1.1(a).

      "Pipelines and Terminals Agreement" shall have the meaning set forth in
Section 2.2(d).

      "Post-Closing Consents" shall mean (a) any consent, approval or permit of, or filing with or notice to, any Governmental Entity, railroad company or public utility which has issued or granted any permit, license, right-of-way, lease or other authorizations permitting any part of any pipeline included in the Pipeline and Terminal Assets to cross or be placed on land owned or controlled by such Governmental Entity, railroad company or public utility and (b) any consent, approval or permit of, or filing with or notice to, any Governmental Entity or other third party that, in the case of both clause (a) and (b), is customarily obtained or made after closing in connection with transactions similar in nature to the transactions contemplated hereby.

      "RCRA" shall have the meaning given such term in the definition of "Hazardous Materials".

      "Real Property" means, collectively, the Pipeline Real Property and the Terminal Real Property.

      "Records" shall have the meaning given such term in Section 1.1(g).

      "Representatives" means, with respect to any person, such person's officers, directors, employees, agents and representatives (including investment bankers and underwriters or initial purchasers of securities, lenders and their respective attorneys or consultants, and the attorneys or consultants retained by such person).

      "Retained Liabilities" shall have the meaning set forth in Section 1.3(b).

      "Right of First Offer Agreement" shall have the meaning set forth in
Section 2.2(f).

      "Rights" shall have the meaning set forth in Section 5.7(a).

      "Rolling Stock" means all vehicles, tractors, trailers and trucks owned or leased by the Transferors that are used primarily in connection with the Operations.

      "Rule 144A Debt" shall have the meaning set forth in Section 11.6(a).

      "SARA" shall have the meaning given such term in the definition of "Hazardous Materials."

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

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      "Services Agreement" shall have the meaning set forth in Section 2.2(i).

      "Special Warranty Deeds" shall have the meaning set forth in Section
2.2(a).

      "Subsidiary" means, with respect to any person, another person in which such first person owns, directly or indirectly, an amount of shares of capital stock or other voting securities which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such shares of capital stock or other voting securities, 50% or more of the equity interests of such person).

      "Supplemental Operating Statement" shall have the meaning set forth in
Section 5.3.

      "Supplies" shall have the meaning given such term in Section 1.1(e).

      "T&R" shall have the meaning set forth in the preamble.

      "Taxes" means any charges, fees, levies, excises or other assessments (and all related interest, additions to tax and penalties) imposed by any Governmental Entity.

      "Taxing Authority" means any Governmental Entity exercising any authority to Tax or Tax regulatory authority.

      "Terminal Assets" shall have the meaning given such term in Section
1.1(b).

      "Terminal Easements" shall have the meaning given such term in Section 1.1(b)(iii).

      "Terminal Fee Land" shall have the meaning given such term in Section 1.1(b)(i).

      "Terminal Improvements" shall have the meaning given such term in Section 1.1(b)(iv).

      "Terminal Leases" shall have the meaning given such term in Section 1.1(b)(ii).

      "Terminal Real Property" means, collectively, the Terminal Fee Land, the Terminal Leases, the Terminal Easements and the Terminal Improvements.

      "Terminals" shall have the meaning set forth in Section 1.1(b).

      "Termination Date" shall have the meaning set forth in Section
8.1(a)(iii).

      "Test/Fix Pipelines" means, collectively, Transferor's (i) 6-inch and 8-inch pipelines from Big Spring, Texas to Abilene, Texas, (ii) 8-inch pipeline from Abilene, Texas to Wichita Falls, Texas, and (iii) 6-inch pipeline from Wichita Falls, Texas to Duncan, Oklahoma.

      "Third Party Claim" shall have the meaning set forth in Section 9.2(a).

      "Title Company" means Chicago Title Insurance Company.

      "Trademarks" shall have the meaning set forth in Section 1.1(i).

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      "Transfer" shall have the meaning set forth in Section 11.6(a)

      "Transferred Employees" shall have the meaning set forth in Section
6.1(c).

      "Transferee" shall have the meaning set forth in the preamble.

      "Transferee Ancillary Documents" means each agreement, document, instrument or certificate to be delivered by Transferee, Newco 1 or their affiliates at the Closing pursuant to Section 2.3 hereof and each other document or Contract entered into by Transferee, Newco 1 or their affiliates in connection with this Agreement or the Closing.

      "Transferee Closing Certificate" shall have the meaning given such term in
Section 7.3(c).

      "Transferee Indemnified Parties" means Transferee and each of Transferee's affiliates including HEP Opco and after the Closing Newco 1, permitted assigns and successors in interest.

      "Transferee Partnership Agreement" shall have the meaning set forth in
Section 3.22.

      "Transferee Parties" has the meaning set forth in the preamble.

      "Transferee Party Organizational Documents" shall have the meaning set forth in Section 4.2.

      "Transferee Public Documents" shall have the meaning set forth in Section 4.6.

      "Transferor" and "Transferors" shall have the meaning set forth in the preamble.

      "Transferor Indemnified Parties" means each Transferor and each Transferor's respective affiliates, permitted assigns and successors in interest.

      "Transferor Parties" shall have the meaning set forth in the preamble.

      "TSCA" shall have the meaning given such term in the definition of "Hazardous Materials."

      "Uncontested Amount" shall have the meaning set forth in Section 9.3(b).

      "Unit Consideration" means 937,500 Class B Units.

      "WARN Act" means the federal Worker Adjustment and Retraining Notification Act, as amended.

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                                   ARTICLE XI
                              ADDITIONAL AGREEMENTS

      11.1 ACCESS TO INFORMATION. After the Closing Date, each of the parties shall grant to the other such access to their respective financial records and other books and records in their possession related to the conduct of the Operations and such cooperation and assistance as shall be reasonably required to enable each of them to complete their legal, regulatory, stock exchange and financial reporting requirements and to complete their Tax returns. In the event that any such Tax return becomes the subject of any audit or investigation, each of the parties shall give the other all reasonable cooperation, access and assistance as needed during normal business hours with respect to such financial data and other books and records as may be necessary to enable such first party to defend any such audit or investigation. Each party shall, for a period of six years after the Closing Date plus any additional time during which such party has been advised that there is an ongoing Tax audit or investigation with respect to such periods, keep such financial records and other books and records reasonably accessible and not destroy or dispose of such materials without the written consent of the other party; provided, however, that no party shall be responsible or liable hereunder for, or as a result of, any accidental loss or destruction of or damage to any such materials. Each party shall promptly reimburse the other for such other party's reasonable out-of-pocket expenses associated with requests made by such first party under this Section 11.1, but no other charges shall be payable by the requesting party to the other party in connection with such requests.

      11.2 PUBLIC ANNOUNCEMENTS. No party shall issue any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written approval of the other party, except as may be required by such party or its affiliates under applicable Law or stock exchange rules or regulations or mutually agreed in advance.

      11.3 CONFIDENTIALITY.

            (a) From and after the Closing:

                  (i) In respect of all confidential information that relates to the ownership and operation of the Pipeline and Terminal Assets or the conduct of the Operations (the "Confidential Information"), the parties hereto shall, and shall cause their respective Representatives and affiliates thereof to, treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information, except to their Representatives and respective affiliates who need to know such Confidential Information and except as is required to be disclosed by operation of applicable Law (including pursuant to the Exchange Act or the rules of the SEC) or pursuant to the rules of any securities exchange. Each party hereto shall use, and shall cause each of its affiliates thereof to use, all reasonable efforts to cause each of their respective Representatives to treat all Confidential Information as confidential, preserve the confidentiality thereof and not disclose any Confidential Information. If any Confidential Information is disclosed in violation of this Section 11.3, the disclosing party shall immediately notify the other party in writing and, as applicable, take all reasonable steps required to prevent further disclosure.

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                  (ii) If either party or any of its Representatives or
affiliates is requested or required by operation of applicable Law (including pursuant to the Exchange Act or the rules of the SEC) or pursuant to the rules of any securities exchange to disclose any Confidential Information, such party shall provide the other party with prompt written notice of such request or requirement (which shall be treated as Confidential Information hereunder), which notice shall be at least 48 hours prior to making such disclosure (or in the case of a disclosure pursuant to the Exchange Act, the rules of the SEC or the rules of any securities exchange, such time period (which may be shorter than 48 hours but shall not be longer than 48 hours) as may be reasonably possible), so that the other party hereto may seek a protective order or other appropriate assurance of confidential treatment of the information required to be so disclosed and/or waive compliance with the provisions of this Section 11.3.

            (b) The parties agree that on the Closing Date, the rights and obligations of the parties under that certain confidentiality agreement dated October 15, 2004, as amended, shall terminate, other than with respect to, and to the extent such agreement applies to, the Excluded Assets.

      11.4 NOTICE OF CERTAIN EVENTS. After the Closing Date, each party shall promptly notify the other party of all notices, communications, actions or proceedings initiated by any Governmental Entity with respect to the Pipeline and Terminal Assets that could reasonably be expected to be a basis for an Indemnified Claim by an Indemnified Party pursuant to Section 9.1.

      11.5 FURTHER ASSURANCES. After the Closing, each party shall take such further actions, including obtaining consents to assignment from third parties, and execute such further documents as may be necessary or reasonably requested by the other party in order to effectuate the intent of this Agreement and the Ancillary Documents and to provide such other party with the intended benefits of this Agreement and the Ancillary Documents.

      11.6 POST-CLOSING TAX COVENANTS.

            (a) Restrictions. So long as at least 1% of the Class B Units to be issued to Newco 2 in consideration for the Contributed Assets remain outstanding and held by Newco 2 or an affiliate of Newco 2 or at least 1% of the Common Units as defined in the Transferee Partnership Agreement into which such Class B Units are converted remain outstanding and held by Newco 2 or an affiliate of Newco 2, then the Transferee agrees (i) not to sell, exchange or otherwise dispose (collectively, a "Transfer") of any ownership interest in and to the Contributed Assets prior to the 10 year anniversary of the Closing Date, and
(ii) not to repay prior to the 10 year anniversary of the Closing Date, the $120 million of debt issued by Transferee and its affiliates pursuant to a Rule 144A offering, or any bridge or other alternative debt financing in lieu thereof, prior to or contemporaneous with the Closing Date to fund the Cash Consideration (the "Rule 144A Debt").

            (b) Exceptions to Restrictions. Notwithstanding the provisions of
Section 11.6(a), a Transfer of a Contributed Asset may occur by reason of (i) a Transfer that constitutes a like-kind exchange under Section 1031 of the Code,
(ii) an involuntary sale pursuant to foreclosure of any mortgage secured by the Contributed Assets or otherwise, (iii) a deed in lieu

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

of foreclosure (provided that the Transferee may not execute any deed in lieu of foreclosure unless the maturity of the indebtedness secured by the Contributed Assets has occurred, whether by reason of acceleration or otherwise), (iv) a proceeding in connection with a bankruptcy or other similar involuntary debt reorganization of the Transferee or its affiliates, (v) an event described in
Section 1033 of the Code provided the Contributed Assets are converted into assets qualifying under Section 1033 of the Code in the period provided therein), (vi) a condemnation or other taking by a governmental authority or a mandatory conveyance to a governmental authority, (vii) a transfer involving (A) a merger or consolidation of the Transferee with or into another entity that is treated as a partnership for tax purposes, provided such is a tax free transaction, (B) a "Change of Control" as defined in the indenture governing the Rule 144A Debt (the "Indenture") in which the successor entity owning the interests in the Transferee is a partnership for tax purposes, or (C) sales of assets in any calendar year for aggregate consideration which does not exceed $2 million, and (viii) any other Transfer that would not accelerate Transferor's recognition of gain under Section 704(c) of the Code with respect to the Contributed Assets.

      Likewise, a repayment of the Rule 144A Debt may occur (i) if such repayment is made in connection with a refinancing of the Rule 144A Debt for indebtedness in an amount not less than the then outstanding principal amount of the Rule 144A Debt and for which Newco 2 provided the opportunity to bear the economic risk of loss (as described in Treasury Regulation Section 1.704-2(i)) in a manner similar to that provided for in the Indemnification Agreement entered into between Newco 2 and HEP Logistics Holdings, L.P. dated the Closing Date, (ii) if such repayment is made after an event of default and the acceleration thereof in accordance with the terms of the Indenture, (iii) in an amount equal to the aggregate income or gain under Section 704(c) of the Code that has been allocated to Newco 2 in accordance with the "remedial method" as described in Treasury Regulation Section 1.704-3(d) pursuant to Section 1.8 of this Agreement and Section 6.2(b)(iii) of the Transferee Partnership Agreement,
(iv) if such repayment would not accelerate Transferor's recognition of gain under Section 704(c) of the Code with respect to the Contributed Assets, or (v) if such full or partial repayment is made in connection with a "Change of Control" permitted above and such full or partial repayment is funded by indebtedness in an amount not less than the amount of such repayment and for which Newco 2 is provided the opportunity to bear the economic risk of loss (as described in Treasury Regulation Section 1.704-2(i)) in a manner similar to that provided for in the above-referenced Indemnification Agreement.

                                   ARTICLE XII
                                  MISCELLANEOUS

      12.1 EXPENSES. Except as provided in Sections 1.8, 2.6 and 5.11 or as provided by applicable Law, all costs and expenses incurred by the parties hereto in connection with the consummation of the transactions contemplated hereby shall be borne solely and entirely by the party which has incurred such expenses.

      12.2 NOTICES.

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


            (a) Any notice or other communication given under this Agreement shall be in writing and shall be (i) delivered personally, (ii) sent by documented overnight delivery service, (iii) sent by facsimile transmission, or
(iv) sent by first class mail, postage prepaid (certified or registered mail, return receipt requested). Such notice shall be deemed to have been duly given
(w) on the date of the delivery, if delivered personally, (x) on the business day after dispatch by documented overnight delivery service, if sent in such manner, (y) on the date of facsimile transmission, if so transmitted on a business day during normal business hours, otherwise on the next business day, or (z) on the fifth business day after sent by first class mail, postage prepaid, if sent in such manner. Notices or other communications shall be directed to the following addresses:

                        Notices to any of the Alon Parties:

                                    Alon USA, Inc.
                                    7616 LBJ Freeway, Suite 300
                                    Dallas, Texas  75251
                                    Attention:  General Counsel
                                    Facsimile No.: (972) 367-3724

                        Notices to any of the Transferee Parties:

                                    Holly Energy Partners, L.P.
                                    100 Crescent Court, Suite 1600
                                    Dallas, Texas  75201-6927
                                    Attention:  General Counsel
                                    Facsimile No.: (214) 871-3523

                        with copies to:

                                    Vinson & Elkins L.L.P.
                                    3700 Trammell Crow Center
                                    2001 Ross Avenue
                                    Dallas, Texas 75201-2975
                                    Attention:  Alan J. Bogdanow
                                    Facsimile No.: (214) 999-7857

            (b) Either party may at any time change its address for service from time to time by giving notice to the other party in accordance with this Section 12.2.

      12.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement and the Exhibits (including the Environmental Agreement), Annexes and Schedules attached hereto, constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all other understandings and negotiations with respect thereto. This Agreement may be amended only in a writing signed by all parties hereto. Any provision of this Agreement may be waived

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

only in a writing signed by the party to be charged with such waiver. No course of dealing between the parties shall be effective to amend or waive any provision of this Agreement.

      12.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced under applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner adverse to any party. Upon such determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated herein are consummated as originally contemplated to the fullest extent possible.

      12.5 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than the Indemnified Parties as provided in Article IX and subject to Section 9.9) any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      12.6 GOVERNING LAW. This Agreement shall be governed by the internal laws of the State of Texas, without reference to its conflict of law provisions.

      12.7 ASSIGNMENT TO LENDERS; ASSIGNMENT OF AGREEMENT TO SUBSIDIARY.

            (a) At any time, either of Transferee or the Alon Parties may make a collateral assignment of its rights under this Agreement to any of its bona fide lenders or debt holders, or a trustee or a representative for any of them, and the non-assigning party shall execute an acknowledgment of such collateral assignment in such form as may from time to time be reasonably requested; provided, however, that unless written notice is given to the non-assigning party that any such collateral assignment has been foreclosed upon, such non-assigning party shall be entitled to deal exclusively with Transferee or the Alon Parties, as the case may be, as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto (other than for delivery of notices required by any such collateral assignment).

            (b) Notwithstanding any contrary provisions contained in this Agreement, Transferee and the Alon Parties agree that each of Transferee and the Alon Parties (each an "Assignor"), each in its sole discretion, may assign any or all of its rights and obligations arising under this Agreement to one or more of its respective Subsidiaries (such Subsidiary, an "Assignee"), provided that no such assignment shall relieve Assignor of any obligation or liability to Transferee or the Alon Parties, as the case may be, under this Agreement, and provided further that the following shall apply:

                  (i) Assignor will provide Transferee or the Alon Parties, as the case may be, with prompt written notice of any such assignment.

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

                  (ii) No such assignment shall be effected if the making of the assignment will result in Transferee's or the Alon Parties' inability to obtain any Consent.

                  (iii) Assignee shall irrevocably appoint Assignor as an authorized representative and agent authorized to act for, to bind and to receive notices and payments on behalf of Assignee in all matters arising from or related to this Agreement, any of the other Ancillary Documents and the transactions contemplated hereby and thereby.

                  (iv) Irrespective of any such assignment:

                        (A) Assignor shall remain jointly and severally liable
            with respect to any Retained Liabilities, with respect to an assignment by Transferors, and the Assumed Liabilities, with respect to an assignment by Transferee, and shall remain jointly and severally liable with respect to any other covenant, obligation or liability of Assignor under this Agreement, including, without limitation, the payment of all sums due from such Assignor under this Agreement, it being understood that all such covenants, obligations and liabilities shall constitute the direct and primary obligation of Assignor; and

                        (B) Without limiting the generality of the foregoing, if
            and to the extent that applicable Law would construe the retention by Assignor of the direct and primary obligation to perform any and all obligations, liabilities or covenants assigned to or assumed by Assignee to be a guaranty by Assignor of Assignee's performance, then Assignor hereby irrevocably, absolutely and unconditionally guarantees the full, prompt and faithful performance by such Assignee of all covenants and obligations to be performed by such Assignee under this Agreement.

                  (v) Transferee and the Alon Parties further hereby agree that a separate action or actions may be brought and prosecuted against any Assignor for any such covenant, obligation or liability assigned, whether action is brought against Assignee or whether Assignee is joined in any such action or actions, and Transferee and the Alon Parties hereby waive any right to require Transferee or the Alon Parties, as the case may be, to proceed against any such Assignee.

            (c) Except as otherwise provided in Sections 12.7(a) or 12.7(b) above, this Agreement is not assignable by either Transferee or the Alon Parties; provided that this Section 12.7(c) shall not apply to any merger, sale of equity interests, or change of control involving a party hereto.

      12.8 NO WAIVER RELATING TO CLAIMS FOR FRAUD. The liability of any party under Article IX shall be in addition to, and not exclusive of, any other liability that such party may have at law or equity based on such party's fraudulent acts or omissions. None of the provisions set forth in this Agreement, including but not limited to the provisions set forth in Article IX, shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's fraudulent acts or omissions, nor shall

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

any such provisions limit, or be deemed to limit (a) the amounts of recovery sought or awarded in any such claim for fraud, (b) the time period during which a claim for fraud may be brought, or (c) the recourse which any such party may seek against another party with respect to a claim for fraud; provided, however, that with respect to such rights and remedies at law or equity, the parties further acknowledge and agree that none of the provisions of this Section 12.8, nor any reference to this Section 12.8 throughout this Agreement, shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud, including but not limited to, defenses of statutes of limitations or limitations of damages.

      12.9 DISPUTE RESOLUTION - GENERAL.

            (a) Except for an Indemnification Dispute which shall be governed by
Section 9.4 hereof, if any dispute or controversy, including a failure of the parties to agree on an independent accountant or appraisal pursuant to Section
1.8 hereof, arises out of this Agreement or any of the Ancillary Documents or the performance, breach, validity, interpretation or enforcement thereof (such dispute or controversy, a "General Dispute"), it is in the best interests of the parties for such General Dispute to be resolved in the shortest time and with the lowest cost of resolution practicable. Consequently, the parties shall resolve any General Dispute without resort to the courts. If any General Dispute arises, the parties will comply with the following procedures:

                  (i) The party believing a General Dispute to exist will give the other party prompt written notice thereof, setting forth in reasonable detail the facts alleged to give rise to such General Dispute, any relevant contractual provisions, the nature of any claimed default or breach and a statement of the manner in which such party believes the General Dispute should be resolved.

                  (ii) Within 20 days after receipt of such notice, the party against whom relief is sought in connection with such General Dispute will deliver a written response, setting forth in reasonable detail its views of the facts alleged to give rise to such General Dispute, any relevant contractual provisions, the nature of the claimed default or breach and a statement of the manner in which such party believes the General Dispute should be resolved.

                  (iii) If the parties do not agree on the manner in which the General Dispute should be resolved, they will arrange to hold a meeting within 10 days after delivery of the response. Each party will have in attendance at such meeting a representative with the authority to resolve such General Dispute. At the meeting (and any adjournments thereof), the parties will negotiate in an attempt to agree as to whether a General Dispute exists, the exact nature of the General Dispute and the manner in which the General Dispute should be resolved. If deemed appropriate by the parties, a professional mediator may be engaged to assist in resolving the General Dispute. Any resolution of the General Dispute will be evidenced by a written agreement setting forth in reasonable detail the actions to be taken by each party. If no such written agreement is reached within 20 days after the first meeting (the "General Dispute Negotiation Period"), the parties may pursue binding arbitration with respect to such General Dispute pursuant to Section 12.9(b).

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

            (b) Mandatory Binding Arbitration.

                  (i) If any General Dispute is unresolved by the end of the General Dispute Negotiation Period, a binding arbitration will be held in Dallas, Texas, upon notice by either party (the "General Arbitration Notice"). Subject to the provisions of this Section 12.9(b), the parties will agree upon the rules of the arbitration prior to the arbitration based upon the nature of the disagreement. To the extent that the parties cannot agree on the rules of the arbitration, the Commercial Arbitration Rules of the AAA will apply, and the arbitration will be conducted on a confidential basis strictly in accordance with the terms of this Agreement and the governing law of the State of Texas as specified under Section 12.6.

                  (ii) The arbitration shall be conducted before a panel of three independent and impartial arbitrators. Each party will be entitled to select one arbitrator within 20 days of the date of the General Dispute Arbitration Notice. If a party fails to select an arbitrator within such 20 day period, the Dallas, Texas office of the AAA shall appoint an arbitrator for such party. The two individuals so selected will then select the third arbitrator within 20 days. If the two individuals selected fail to select a third arbitrator within such 20 day period, the Dallas office of the AAA shall appoint a third arbitrator. The panel of arbitrators will be selected no later than 45 days after the date of the General Dispute Arbitration Notice. Each member of the arbitration panel, if possible, must be experienced in legal and operational matters related to refined petroleum product pipelines.

                  (iii) The arbitrators' decision will be considered as a final and binding resolution of the General Dispute and will not be subject to appeal. THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE PARTIES. FURTHER, THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT ANY DECISION BY AN ARBITRATOR SHALL BE ONLY ENTERED AS AN ORDER IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS. No party will sue the other except for enforcement of the arbitrator's decision if the other party is not performing in accordance with the arbitrator's decision.

                  (iv) The parties shall bear equally the fees and expenses of the arbitration, unless the arbitrators decide otherwise. Each party will bear the costs of its own counsel, witnesses (if any) and employees, unless the arbitrators decide otherwise.

      12.10 CAPTIONS. The captions in this Agreement are for purposes of reference only and shall not limit or otherwise affect the interpretation hereof.

      12.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      12.12 DIRECTOR AND OFFICER LIABILITY. Except to the extent that they are a party hereto, the directors, managers, officers, partners and stockholders of Transferee, the Alon Parties and

                          HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT
their respective affiliates shall not have any personal liability or obligation arising under this Agreement (including any claims that another party may assert) other than as an assignee of this agreement or pursuant to a written guarantee.

      12.13 SPECIFIC PERFORMANCE. The parties recognize that in the event Transferors should refuse to perform under the provisions of this Agreement, monetary damages alone will not be adequate. Transferee shall therefore be entitled, in addition to any other remedies which may be available, including money damages, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement specifically, Transferors hereby waive the defense that there is an adequate remedy at law.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

                          HOLLY ENERGY PARTNERS, L.P.
                             CONTRIBUTION AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                     HOLLY ENERGY PARTNERS, L.P.

                                     By: HEP LOGISTICS HOLDINGS, L.P.
                                         its General Partner

                                         By: HOLLY LOGISTIC SERVICES, L.L.C.
                                             its General Partner

                                             By: /s/ Matthew P. Clifton
                                                 ------------------------------
                                                 Matthew P. Clifton
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                     HOLLY ENERGY PARTNERS -- OPERATING, L.P.

                                     By: HOLLY ENERGY PARTNERS, L.P.
                                         its General Partner

                                         By: HEP LOGISTICS HOLDINGS, L.P.
                                             its General Partner

                                             By: HOLLY LOGISTIC SERVICES, L.L.C.
                                                 its General Partner

                                                 By: /s/ Matthew P. Clifton
                                                    ----------------------------
                                                   Matthew P. Clifton
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                                     T&R ASSETS, INC.

                                     By: /s/ Jeff D. Morris
                                         --------------------------------------
                                         Jeff D. Morris
                                         President and Chief Executive Officer

                                     FIN-TEX PIPE LINE COMPANY

                                     By: /s/ Jeff D. Morris
                                         --------------------------------------
                                         Jeff D. Morris
                                         President and Chief Executive Officer

                                     ALON USA REFINING, INC.

                                     By: /s/ Jeff D. Morris
                                         --------------------------------------
                                         Jeff D. Morris
                                         President and Chief Executive Officer

                                     ALON PIPELINE ASSETS, LLC

                                     By: /s/ Jeff D. Morris
                                         --------------------------------------
                                         Jeff D. Morris
                                         President and Chief Executive Officer

                                     ALON PIPELINE LOGISTICS, LLC

                                     By: /s/ David Wiessman
                                         -------------------------------------
                                         David Wiessman
                                         President

                                     ALON USA, INC.

                                     By: /s/ Jeff D. Morris
                                         --------------------------------------
                                         Jeff D. Morris
                                         President and Chief Executive Officer

                                     ALON USA, LP

                                     By: ALON USA, GP, LLC, a Delaware limited
                                         liability company, its General partner

                                         By: /s/ Jeff D. Morris
                                            -----------------------------------
                                            Jeff D. Morris